As filed with the Securities and Exchange Commission on April 7, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HOVNANIAN ENTERPRISES, INC	K. HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	California

(State or Other Jurisdiction of Incorporation or Organization)

22-1851059	22-2423583

(I.R.S. Employer Identification Number)

110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 (732) 747-7800	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 (732) 747-7800

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrants’ Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

J. Larry Sorsby
Hovnanian Enterprises, Inc.
110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(732) 747-7800
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Vincent Pagano, Jr., Esq.
Marisa D. Stavenas, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Registration
Securities to be Registered(10)	Registered(1)(2)(10)	Unit(1)(2)(3)(10)	Price(1)(3)(10)	Fee(1)(3)(10)
Debt Securities(4)
Guarantees of Debt Securities and Warrants(5)
Class A Common Stock(6)
Preferred Stock
Preferred Stock Purchase Rights(6)
Depositary Shares(7)
Stock Purchase Contracts and Stock Purchase Units
Units(8)
Warrants(9)
Total	$200,000,000	100%	$200,000,000	*

*	Previously paid

(1)	Information with respect to each class is omitted pursuant to General Instruction II.D of Form S-3. An indeterminate amount of Debt Securities (and any Guarantees thereof as described herein), Class A Common Stock, Preferred Stock, Preferred Stock Purchase Rights, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units, Units and Warrants (and any Guarantees thereof as described herein) (the foregoing, collectively and individually, the “Securities”) are being registered as may from time to time be issued at indeterminate prices with an aggregate initial offering price not to exceed $200,000,000 or the equivalent thereof in one or more other currencies.

(2)	Includes such indeterminate amounts of Securities as may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, Securities that provide for such issuance, exercise, conversion, exchange or adjustment. Also includes such indeterminate amount as may be issued in Units. Separate consideration may or may not be received for any of these Securities.

(3)	The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and reflects the maximum aggregate offering price of Securities that may be issued.

(4)	Debt Securities may be issued at an original issue discount or at a premium.

(5)	No separate consideration will be received for the Guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the Guarantees.

(6)	Each share of Class A Common Stock includes an associated Preferred Stock Purchase Right. Each Preferred Stock Purchase Right initially represents the right, if such Preferred Stock Purchase Right becomes exercisable, to purchase from Hovnanian Enterprises, Inc. one ten-thousandth of a share of its Series B Junior Preferred Stock for each share of Class A Common Stock. The Preferred Stock Purchase Rights initially will trade together with the Class A Common Stock. The value attributable to the Preferred Stock Purchase Rights, if any, is reflected in the offering price of the Class A Common Stock and no separate consideration will be received for the Preferred Stock Purchase Rights. Therefore, the registration fee for the Preferred Stock Purchase Rights is included in the fee for the Class A Common Stock.

(7)	Each Depositary Share will be issued under a depositary agreement, will represent an interest in a fractional share or multiple shares of Preferred Stock and will be evidenced by a depositary receipt.

(8)	Any Securities registered hereunder may be sold separately or as Units with other Securities registered hereunder.

(9)	The Warrants covered by this registration statement may be Warrants to purchase Preferred Stock, Class A Common Stock, Depositary Shares or Debt Securities.

(10)	Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus herein also relates to $200,000,000 of the remaining $200,646,250 of Debt Securities (and any Guarantees thereof as described herein), Class A Common Stock, Preferred Stock, Preferred Stock Purchase Rights, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units, Units and Warrants (and any Guarantees thereof as described herein), registered on Form S-3 (Registration No. 333-171349) of Hovnanian Enterprises, Inc., K. Hovnanian Enterprises, Inc. and the additional registrants named therein.

This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-171349 and upon the effectiveness of such Post-Effective Amendment, this Registration Statement and Registration Statement No. 333-171349 will relate to an aggregate of $200,000,000 of Debt Securities (and any Guarantees thereof as described herein), Class A Common Stock, Preferred Stock, Preferred Stock Purchase Rights, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units, Units and Warrants (and any Guarantees thereof as described herein).

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

Auddie Enterprises, L.L.C.	NJ	26-1956909	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Builder Services NJ, L.L.C.	NJ	20-1131408	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Builder Services NY, L.L.C.	NY	20-5676716	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Builder Services PA, L.L.C.	PA	20-5425686	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Dulles Coppermine, L.L.C.	VA	31-1820770	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Eastern National Title Agency, LLC	FL	27-2610679	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

EASTERN TITLE AGENCY, INC.	NJ	22-2822803	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

F&W MECHANICAL SERVICES, L.L.C.	NJ	20-4186885	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Founders Title Agency of Maryland, L.L.C.	MD	20-1480338	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

FOUNDERS TITLE AGENCY, INC.	VA	22-3293533	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

Governor’s Abstract Co., Inc.	PA	22-3278556	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Homebuyers Financial Services, L.L.C.	MD	20-3529161	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.	FL	22-2416624	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group of California, L.L.C.	CA	20-1471139	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.	FL	20-1379037	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group of Georgia, L.L.C.	GA	20-3286439	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group of Maryland, L.L.C.	MD	20-1446859	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group of New Jersey, L.L.C.	NJ	20-3002580	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group of North Carolina, L.L.C.	NC	20-1309025	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

Hovnanian Land Investment Group of Texas, L.L.C.	TX	20-1442111	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group of Virginia, L.L.C.	VA	20-1020023	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group, L.L.C.	MD	20-0581911	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOV INTERNATIONAL, INC.	NJ	22-3188610	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOV IP, II, Inc.	CA	57-1135061	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOV IP, INC.	CA	95-4892009	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Acquisitions, Inc.	NJ	22-3406671	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at 4S, LLC	CA	73-1638455	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Acqua Vista, LLC	CA	20-0464160	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Aliso, LLC	CA	20-1218567	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Allentown, L.L.C.	PA	20-3215910	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Almond Estates, LLC	CA	26-4718657	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Andalusia, LLC	CA	27-3958234	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Arbor Heights, LLC	CA	33-0890775	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT AVENUE ONE, L.L.C.	CA	65-1161801	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bakersfield 463, L.L.C.	CA	26-4230522	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Barnegat I, L.L.C.	NJ	22-3804316	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Barnegat II, L.L.C.	NJ	20-3030275	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bella Lago, LLC	CA	20-1218576	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bensalem, LLC	PA	27-5488823	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Berkeley, L.L.C.	NJ	22-3644632	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bernards V, L.L.C.	DE	22-3618587	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Blue Heron Pines, L.L.C.	NJ	22-3630449	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Branchburg, L.L.C.	NJ	27-2495924	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bridgeport, Inc.	CA	22-3547807	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bridgewater I, L.L.C.	NJ	31-1820703	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Broad and Walnut, L.L.C.	PA	20-3477133	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Calabria, Inc.	CA	22-3324654	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Camden I, L.L.C.	NJ	22-3845575	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cameron Chase, Inc.	VA	22-3459993	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. HOVNANIAN AT CAMP HILL, L.L.C.	PA	20-4215810	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT CAPISTRANO, L.L.C.	CA	20-1618465	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Carlsbad, LLC	CA	27-2135746	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Carmel Del Mar, Inc.	CA	22-3320550	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Carmel Village, LLC	CA	52-2147831	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Castile, Inc.	CA	22-3356308	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cedar Grove III, L.L.C.	NJ	22-3818491	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cedar Grove V, L.L.C.	NJ	27-2495977	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Chaparral, Inc.	CA	22-3565730	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Charter Way, LLC	CA	26-4718725	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Chester I, L.L.C.	DE	22-3618347	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Chesterfield, L.L.C.	NJ	20-0916310	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cielo, L.L.C.	CA	20-3393453	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Clifton, L.L.C.	NJ	22-3655976	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Coastline, L.L.C.	CA	20-4751032	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cortez Hill, LLC	CA	31-1822959	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cranbury, L.L.C.	NJ	22-3814347	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Crestline, Inc.	CA	22-3493450	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Curries Woods, L.L.C.	NJ	22-3776466	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Denville, L.L.C.	NJ	03-0436512	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Deptford Township, L.L.C.	NJ	20-1254802	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Dominguez Hills, Inc.	CA	22-3602177	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Dover, L.L.C.	NJ	20-3072574	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at East Brandywine, L.L.C.	PA	20-8353499	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Eastlake, LLC	CA	31-1820096	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Edgewater II, L.L.C.	NJ	20-0374534	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Edgewater, L.L.C.	NJ	31-1825623	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Egg Harbor Township II, L.L.C.	NJ	20-3158355	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Egg Harbor Township, L.L.C.	NJ	31-1826606	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at El Dorado Ranch II, L.L.C.	CA	26-4273232	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at El Dorado Ranch, L.L.C.	CA	26-4273163	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Elk Township, L.L.C.	NJ	20-5199963	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Encinitas Ranch, LLC	CA	33-0890770	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Evergreen, L.L.C.	CA	20-1618392	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Ewing, L.L.C.	NJ	20-8327131	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Ewing II, LLC	NJ	27-5489743	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Fair Oaks, L.L.C.	VA	22-3778537	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Fiddyment Ranch, LLC	CA	27-0614848	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Fifth Avenue, L.L.C.	NJ	20-4594377	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Florence I, L.L.C.	NJ	20-0982613	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Florence II, L.L.C.	NJ	20-0982631	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Forest Meadows, L.L.C.	NJ	16-1639755	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Franklin, L.L.C.	NJ	20-1822595	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Franklin II, L.L.C.	NJ	27-4526823	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Freehold Township, L.L.C.	NJ	31-1819075	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Fresno, LLC	CA	26-4718801	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.	CA	20-1454058	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Gilroy, LLC	CA	27-3237914	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Great Notch, L.L.C.	NJ	31-1819076	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Gridley, LLC	CA	26-4718869	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Guttenberg, L.L.C.	NJ	22-3653007	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hackettstown II, L.L.C.	NJ	20-0412492	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Hamburg Contractors, L.L.C.	NJ	22-3814175	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hamburg, L.L.C.	NJ	22-3795544	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hawthorne, L.L.C.	NJ	20-0946954	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hazlet, L.L.C.	NJ	20-4568967	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hershey’s Mill, Inc.	PA	22-3445102	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT HIGHLAND SHORES, L.L.C.	MN	20-2705991	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Highland Vineyards, Inc.	CA	22-3309241	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hilltop, L.L.C.	NJ	20-3476959	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Howell, LLC	NJ	27-5489847	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT HUDSON POINTE, L.L.C.	NJ	20-2695809	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Jackson I, L.L.C.	NJ	56-2290802	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Jackson, L.L.C.	NJ	22-3630450	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Jaeger Ranch, LLC	CA	26-4642631	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Jersey City IV, L.L.C.	NJ	22-3655974	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Jersey City V Urban Renewal Company, L.L.C.	NJ	31-1818646	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Keyport, L.L.C.	NJ	20-4918777	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at King Farm, L.L.C.	MD	22-3647924	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at La Costa Greens, L.L.C.	CA	20-3920917	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at La Costa, LLC	CA	31-1820094	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at La Habra Knolls, LLC	CA	31-1819908	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at La Laguna, L.L.C.	CA	26-4230543	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at La Paz, LLC	CA	26-4718948	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at La Terraza, Inc.	CA	22-3303807	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lafayette Estates, L.L.C.	NJ	22-3658926	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lake Rancho Viejo, LLC	CA	20-1337056	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lake Terrapin, L.L.C.	VA	22-3647920	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Landmark, LLC	CA	26-4719012	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Larkspur, LLC	CA	26-4719101	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lawrence V, L.L.C.	DE	22-3638073	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lee Square L.L.C.	VA	27-1092841	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Linwood, L.L.C.	NJ	22-3663731	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Little Egg Harbor Contractors, L.L.C.	NJ	22-3832077	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Little Egg Harbor III, L.L.C.	NJ	20-4861624	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Little Egg Harbor Township II, L.L.C.	NJ	20-2689884	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Little Egg Harbor, L.L.C.	NJ	22-3795535	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Live Oak II, LLC	CA	26-4719149	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Long Branch I, L.L.C.	NJ	56-2308030	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Macungie Township I, L.L.C.	PA	51-0427582	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Macungie Township II, L.L.C.	PA	65-1161803	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Lower Makefield Township I, L.L.C.	PA	22-3887471	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Moreland I, L.L.C.	PA	22-3785544	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Moreland II, L.L.C.	PA	22-3785539	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Moreland III, L.L.C.	PA	20-4863743	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Macungie, L.L.C.	PA	20-4863710	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mahwah VI, Inc.	NJ	22-3188612	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Malan Park, L.L.C.	CA	26-4230566	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Manalapan III, L.L.C.	NJ	31-1819073	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mansfield I, L.L.C.	DE	22-3556345	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mansfield II, L.L.C.	DE	22-3556346	110 West Front Street PO. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Mansfield III, L.L.C.	NJ	22-3683839	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Manteca, LLC	CA	27-2509555	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Maple Avenue, L.L.C.	NJ	20-4863855	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Marlboro Township IX, L.L.C.	NJ	20-1005879	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Marlboro Township V, L.L.C.	NJ	31-1819074	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Marlboro Township VIII, L.L.C.	NJ	22-3802594	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Marlboro VI, L.L.C.	NJ	22-3791976	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Marlboro VII, L.L.C.	NJ	22-3791977	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Matsu, L.L.C.	CA	20-4135542	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Melanie Meadows, LLC	CA	26-4719216	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Mendham Township, L.L.C.	NJ	20-2033800	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Menifee, LLC	CA	52-2147832	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Middle Township II, L.L.C.	NJ	20-3832384	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Middle Township, L.L.C.	NJ	03-0473330	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Middletown II, L.L.C.	NJ	04-3695371	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Millville II, L.L.C.	NJ	20-2221380	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Millville I, L.L.C.	NJ	20-1562308	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT MONROE II, INC.	NY	22-2718071	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Monroe IV, L.L.C.	NJ	20-2364423	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Monroe NJ, L.L.C.	NJ	20-3512199	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Montvale II, LLC	NJ	27-2610827	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Montvale, L.L.C.	NJ	20-1584680	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mosaic, LLC	CA	55-0820915	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mt. Olive Township, L.L.C.	NJ	22-3813043	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Muirfield, LLC	CA	26-4719287	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT NEW BRUNSWICK URBAN RENEWAL, L.L.C.	NJ	20-4053097	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at New Windsor, L.L.C.	NY	20-3158568	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Bergen. L.L.C.	NJ	31-1818663	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.	DE	22-3627814	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Caldwell II, L.L.C.	NJ	20-1185057	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at North Caldwell III, L.L.C.	NJ	20-4863775	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Caldwell IV, L.L.C.	NJ	27-2496043	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Caldwell, L.L.C.	NJ	20-0412508	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Haledon, L.L.C.	NJ	22-3770598	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Wildwood,	NJ	59-3769684	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Northampton, L.L.C.	PA	22-3785527	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.	NY	22-2814372	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Northfield, L.L.C.	NJ	22-3665826	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Northlake, Inc.	CA	22-3336696	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Ocean Township, Inc.	NJ	22-3094742	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. HOVNANIAN AT OCEAN WALK, INC.	CA	22-3565732	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Oceanport, L.L.C.	NJ	20-5811042	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Old Bridge, L.L.C.	NJ	55-0787042	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Olde Orchard, LLC	CA	51-0453906	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Pacific Bluffs, LLC	CA	33-0890774	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Paramus, L.L.C.	NJ	22-3687884	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Park Lane, LLC	CA	33-0896285	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Parkside, LLC	CA	30-0550698	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Parsippany, L.L.C.	NJ	27-2496088	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Parsippany-Troy Hills, L.L.C.	NJ	20-2769490	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Perkiomen II, Inc.	PA	22-3301197	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Philadelphia II, L.L.C.	PA	20-1706785	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Philadelphia III, L.L.C.	PA	20-3216099	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Philadelphia IV, L.L.C.	PA	20-3216000	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Piazza D’Oro, L.L.C.	CA	11-3760903	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Piazza Serena, L.L.C.	CA	26-4230582	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Pittsgrove, L.L.C.	NJ	20-1562254	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL IV, L.L.C.	NJ	20-2293457	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.	NJ	20-2293478	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VI, L.L.C.	NJ	20-2909190	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VII, L.L.C.	NJ	20-2909213	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.	NJ	20-2909227	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Positano, LLC	CA	27-2509445	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Prado, L.L.C.	CA	20-3158762	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Rancho 79, LLC	CA	26-4722936	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Rancho Cristianitos, Inc.	CA	22-3369102	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Rancho Santa Margarita, LLC	CA	33-0890773	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Randolph I, L.L.C.	NJ	01-0712196	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT RAPHO, L.L.C.	PA	20-2293515	I10 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Readington II, L.L.C.	NJ	31-1818662	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Red Bank, L.L.C.	NJ	20-2489028	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Ridgemont, L.L.C.	NJ	20-3375106	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Riverbend, LLC	CA	33-0890777	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Rivercrest, LLC	CA	26-4720260	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Roderuck, L.L.C.	MD	22-3756336	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.	CA	20-1786974	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Rowland Heights, LLC	CA	22-2147833	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sage, L.L.C.	CA	20-3230547	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at San Sevaine, Inc.	CA	22-3493454	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Santa Fe Springs, LLC	CA	27-2353517	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Santa Nella, LLC	CA	26-4720339	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Saratoga, Inc.	CA	22-3547806	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sawmill, Inc.	PA	22-3602924	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sayreville, L.L.C.	NJ	22-3815459	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Scotch Plains, L.L.C.	NJ	22-1149329	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sheldon Grove, LLC	CA	27-2103298	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Shrewsbury, LLC	NJ	27-2103420	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sierra Estates, LLC	CA	26-4720508	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Silver Spring, L.L.C.	PA	20-3230502	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Skye Isle, LLC	CA	31-1820095	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Smithville III, L.L.C.	NJ	31-1818661	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Smithville, Inc.	NJ	22-1732674	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Somers Point, L.L.C.	NJ	16-1639761	110 West Front Street P.O. Box 500. Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at South Brunswick, L.L.C.	NJ	01-0618098	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at South Brunswick II, LLC	NJ	27-2496138	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sparta, L.L.C.	NJ	20-4326573	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT SPRINGCO, L.L.C.	NJ	65-1161805	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Stanton, LLC	CA	26-3367457	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Station Square, L.L.C.	NJ	20-8354517	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Stone Canyon, Inc.	CA	22-3512641	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sunridge Park, LLC	CA	27-2647986	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sunsets, LLC	CA	33-0890768	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Sycamore, Inc.	CA	22-3493456	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Teaneck, L.L.C.	NJ	20-1584240	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at the Cliffs, LLC	CA	27-3958311	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at The Crosby, LLC	CA	20-0936364	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at The Gables, LLC	CA	33-0890769	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at The Monarch, L.L.C.	NJ	20-3215837	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at The Preserve, LLC	CA	20-1337079	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Thompson Ranch, L.L.C.	CA	20-1599518	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Thornbury, Inc.	PA	22-3462983	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Trail Ridge, LLC	CA	33-0990615	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Trenton, L.L.C.	NJ	20-3728778	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Trovata, Inc.	CA	22-3369099	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Union Township I, Inc.	NJ	22-3027952	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Freehold Township II, L.L.C.	NJ	22-3655975	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Freehold Township III, L.L.C.	NJ	22-3666680	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Makefield I, Inc.	PA	22-3302321	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Uwchlan II, L.L.C.	PA	31-1820731	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Uwchlan, L.L.C.	PA	59-3763798	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Vail Ranch, Inc.	CA	22-3320537	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Valle Del Sol, LLC	CA	26-4720751	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.	NJ	20-4359783	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Victorville, L.L.C.	CA	26-4230607	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT VINELAND, L.L.C.	NJ	34-1997435	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Vista Del Sol, L.L.C.	CA	26-4233963	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wanaque, L.L.C.	DE	22-3626037	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Warminster, LLC	PA	27-2691149	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Warren Township, L.L.C.	NJ	20-2594932	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Washington, L.L.C.	NJ	22-3743403	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Waterstone, LLC	CA	27-2103509	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wayne IX, L.L.C.	NJ	22-3828775	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. HOVNANIAN AT WAYNE, VIII, L.L.C.	DE	22-3618348	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at West Bradford, L.L.C.	PA	20-2560211	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at West View Estates, L.L.C.	CA	26-4273312	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at West Windsor, L.L.C.	DE	22-3618242	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Westshore, LLC	CA	26-4721970	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wheeler Ranch, LLC	CA	26-4722075	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wildrose, Inc.	CA	22-3312525	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wildwood Bayside, L.L.C.	NJ	20-4385082	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Willow Brook, L.L.C.	MD	22-3709105	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT WINCHESTER, LLC	CA	52-2147836	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian at Woodcreek West, LLC	CA	26-4722802	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Woodhill Estates, L.L.C.	NJ	01-0550781	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Woolwich 1, L.L.C.	NJ	22-3828777	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Cambridge Homes, L.L.C.	FL	20-2387077	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.	DE	22-3556343	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Classics CIP, L.L.C.	NJ	20-3684969	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Classics, L.L.C.	NJ	20-3761401	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Communities, Inc.	CA	95-4892007	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies Metro D.C. North, L.L.C.	MD	22-3683159	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies Northeast, Inc.	NJ	22-2445216	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian Companies of California, Inc.	CA	22-3301757	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN COMPANIES OF MARYLAND, INC.	MD	22-3331050	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN COMPANIES OF NEW YORK, INC.	NY	22-2618171	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies of Pennsylvania, Inc.	PA	22-2390174	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies of Southern California, Inc.	CA	22-3493449	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies of Virginia, Inc.	VA	22-3169584	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies, LLC	CA	59-3762298	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Connecticut Acquisitions, L.L.C.	CT	20-3921070	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Construction II, Inc.	NJ	22-2246316	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian Construction III, Inc.	NJ	22-1945444	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Construction Management, Inc.	NJ	22-3406668	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian CraftBuilt Homes of South Carolina, L.L.C.	SC	20-4467887	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Delaware Acquisitions, L.L.C.	DE	20-4823251	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.	AZ	31-1825442	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of California, Inc.	CA	22-3303806	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Connecticut, Inc.	CT	20-3920999	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.	DC	20-2377106	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.	DE	20-1528466	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian Developments of Georgia, Inc.	GA	20-3286085	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Illinois, Inc.	IL	20-2421053	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Indiana, Inc.	IN	20-3278908	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Kentucky, Inc.	KY	20-5156963	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.	MD	22-3331045	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Michigan, Inc.	MI	31-1826348	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Minnesota, Inc.	MN	20-1073868	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of New Jersey II, Inc.	CA	59-3762294	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of New Jersey, Inc.	CA	22-2664563	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.	NY	22-2626492	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of North Carolina, Inc.	NC	22-2765939	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Ohio, Inc.	OH	32-0069375	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Pennsylvania, Inc.	PA	22-1097670	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of South Carolina, Inc.	SC	58-2659968	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Texas, Inc.	TX	22-3685786	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Virginia, Inc.	VA	22-3188615	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of West Virginia, Inc.	WV	31-1826831	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Eastern Pennsylvania, L.L.C.	PA	04-3630089	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. HOVNANIAN FIRST HOMES, L.L.C.	FL	20-3198237	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Florida Realty, L.L.C.	FL	26-0509482	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Four Seasons @ Historic Virginia, LLC	VA	22-3647925	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Four Seasons at Gold Hill, LLC	SC	31-1820161	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, LLC	AZ	31-1825443	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN GREAT WESTERN HOMES, LLC	AZ	31-1825441	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Hamptons at Oak Creek II, L.L.C.	DE	27-1370832	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Holdings NJ, L.L.C.	NJ	02-0651173	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes — DFW, L.L.C.	TX	20-5856823	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian Homes at Cameron Station, LLC	VA	20-1169628	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Camp Springs, L.L.C.	MD	20-0812020	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Fairwood, L.L.C.	MD	47-0880125	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Forest Run, L.L.C.	MD	20-0812109	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Greenway Farm Park Towns, L.L.C.	MD	20-3921234	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Greenway Farm, L.L.C.	MD	20-3921143	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Jones Station 1, L.L.C.	MD	20-3882481	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Jones Station 2, L.L.C.	MD	20-3882532	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Maxwell Place, L.L.C.	MD	37-1493190	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. HOVNANIAN HOMES AT PAYNE STREET, L.L.C.	VA	20-4215898	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Renaissance Plaza, L.L.C.	MD	20-0364144	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Russett, L.L.C.	MD	20-1526150	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at the Highlands, LLC	MD	27-2938723	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes Northern California, Inc.	CA	20-4996073	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of D.C., L.L.C.	DC	20-2377153	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN HOMES OF DELAWARE, L.L.C.	DE	20-1528482	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Georgia, L.L.C.	GA	20-4467858	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Houston, L.L.C.	TX	20-5856877	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian Homes of Indiana, L.L.C.	IN	20-3278918	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Maryland, L.L.C.	MD	01-0737098	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Minnesota, L.L.C.	MN	20-2383651	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.	NC	56-1458833	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.	PA	20-2376938	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of South Carolina, LLC	SC	58-2660293	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Virginia, Inc.	VA	52-0898765	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of West Virginia, L.L.C.	WV	20-2828654	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Liberty on Bluff Creek, LLC	MN	27-1226006	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian North Central Acquisitions, L.L.C.	DE	22-3554986	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian North Jersey Acquisitions, L.L.C.	DE	22-3556344	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Northeast Services, L.L.C.	NJ	16-1639452	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian of Houston II, L.L.C.	TX	20-5856770	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Ohio Realty, L.L.C.	OH	32-0069376	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN OSTER HOMES, L.L.C.	OH	20-3198273	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian PA Real Estate, Inc.	PA	22-3188608	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Pennsylvania Acquisitions, L.L.C.	PA	54-2064618	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Port Imperial Urban Renewal, Inc.	NJ	22-3027956	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian Properties of Red Bank, Inc.	NJ	22-3092532	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Shore Acquisitions, L.L.C.	DE	22-3556342	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian South Jersey Acquisitions, L.L.C.	DE	22-3556341	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Southern New Jersey, L.L.C.	NJ	01-0648280	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN STANDING ENTITY, L.L.C.	FL	20-2751668	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Summit Holdings, L.L.C.	VA	31-1818027	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Summit Homes of Kentucky, L.L.C.	KY	20-5166566	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Summit Homes of Michigan, L.L.C.	MI	31-1826351	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Summit Homes of Pennsylvania, L.L.C.	PA	20-0310776	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian Summit Homes of West Virginia, L.L.C.	WV	31-1826832	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Summit Homes, L.L.C.	OH	32-0069379	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian T&C Homes at Florida, L.L.C.	FL	20-2387167	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian T&C Homes at Illinois, L.L.C.	IL	20-2421114	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian T&C Investment, L.L.C.	NJ	20-2364394	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian T&C Management Co., L.L.C.	CA	20-2393546	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Timbres at Elm Creek, LLC	MN	27-1226085	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Venture I, L.L.C.	NJ	02-0572173	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN WINDWARD HOMES, LLC	FL	20-0301995	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian’s Four Seasons at Ashburn Village, L.L.C.	VA	20-0385213	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Bailey’s Glenn, L.L.C.	NC	26-1180295	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.	CA	20-1454116	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Beaumont, LLC	CA	31-1823029	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN’S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.	VA	20-3375037	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Dulles Discovery Condominium, L.L.C.	VA	20-1442155	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Dulles Discovery, L.L.C.	VA	20-1169675	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Hemet, LLC	CA	47-0884181	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Kent Island Condominiums, L.L.C.	MD	20-1727101	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian’s Four Seasons at Kent Island, L.L.C.	MD	22-3668315	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Los Banos, LLC	CA	26-4722883	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Moreno Valley, L.L.C.	CA	26-4273623	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at New Kent Vineyards, L.L.C.	VA	20-3375087	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Palm Springs, LLC	CA	57-1145579	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN’S FOUR SEASONS AT RENAISSANCE, L.L.C.	NC	20-8190357	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Rush Creek II, LLC	MN	27-1228535	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Rush Creek, L.L.C.	MN	20-3923972	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at St. Margarets Landing, L.L.C.	MD	22-3688864	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

K. Hovnanian’s Four Seasons at Vint Hill, L.L.C	VA	31-1828049	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons, LLC	CA	52-2147837	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Parkside at Towngate, L.L.C.	CA	20-3158839	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Private Home Portfolio, L.L.C.	NJ	22-3766856	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

KHIP, L.L.C.	NJ	01-0752776	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

LANDARAMA, INC.	NJ	22-1978612	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M at Chesterfield, LLC	NJ	56-2290506	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M AT Crescent Court, L.L.C.	NJ	20-5085522	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M at West Orange, L.L.C.	NJ	55-0820919	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M at Wheatan Urban Renewal, L.L.C.	NJ	20-1516521	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

Matzel & Mumford at Egg Harbor, L.L.C	NJ	20-1706817	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Matzel & Mumford at South Bound Brook Urban Renewal, L.L.C.	NJ	20-0489677	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

MCNJ, Inc.	NJ	22-2722906	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Midwest Building Products & Contractor Services of Kentucky, L.L.C.	KY	20-5166559	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Midwest Building Products & Contractor Services of Michigan, L.L.C.	MI	20-5065088	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Midwest Building Products & Contractor Services of Pennsylvania, L.L.C.	PA	20-5071295	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Midwest Building Products & Contractor Services of West Virginia, L.L.C.	WV	20-5065126	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.	OH	20-2882866	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

MMIP, L.L.C.	NJ	02-0651174	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

Natomas Central Neighborhood Housing, L.L.C.	CA	20-3882414	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

New Land Title Agency, L.L.C.	AZ	26-0598590	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

PADDOCKS, L.L.C.	MD	20-0027663	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

PARK TITLE COMPANY, LLC	TX	20-1293533	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Pine Ayr, LLC	MD	20-2229495	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Ridgemore Utility, L.L.C.	MD	31-1820672	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

SEABROOK ACCUMULATION CORPORATION	CA	33-0989615	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

STONEBROOK HOMES, INC.	CA	33-0553884	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Terrapin Realty, L.L.C.	NJ	20-4415708	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

The Highlands Condominiums at Metrosquare, L.L.C.	MD	27-2982211	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

The Matzel & Mumford Organization, Inc.	NJ	22-3670677	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

The Residences at Dulles Parkway Corporate Center, LLC	VA	27-3238032	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

The Residences at Greenfield Crossing, L.L.C.	VA	27-3522123	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Washington Homes at Columbia Town Center, L.L.C.	MD	22-3757772	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Washington Homes, Inc.	DE	22-3774737	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Westminster Homes of Alabama, L.L.C.	MD	63-1222540	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Westminster Homes of Mississippi, LLC	MS	64-0907820	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Westminster Homes of Tennessee, Inc.	TN	52-1973363	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

WESTMINSTER HOMES, INC.	NC	52-1874680	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

WH LAND I, INC.	MD	52-2073468	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation or	Identification	of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices

WH PROPERTIES, INC.	MD	52-1662973	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

WH/PR Land Company, L.L.C.	DE	52-0818872	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Woodland Lake Condominiums at Bowie New Town, L.L.C.	MD	06-1643401	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 7, 2011
PROSPECTUS
$200,000,000
Hovnanian Enterprises, Inc.
Preferred Stock
Class A Common Stock
Depositary Shares
Warrants to Purchase Preferred Stock
Warrants to Purchase Class A Common Stock
Warrants to Purchase Depositary Shares
Debt Securities
Warrants to Purchase Debt Securities
Stock Purchase Contracts
Stock Purchase Units
Units
K. Hovnanian Enterprises, Inc.
Debt Securities
Warrants to Purchase Debt Securities
Units

We, Hovnanian Enterprises, Inc., may offer and sell from time to time, in one or more series:

•	Preferred Stock,

•	Class A Common Stock (along with Preferred Stock Purchase Rights),

•	Depositary Shares,

•	debt securities consisting of notes, debentures or other evidences of indebtedness, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, and which may be convertible into, or exchangeable or exercisable for, any of the other securities referred to herein,

•	warrants to purchase our Preferred Stock, our Class A Common Stock, our Depositary Shares or our debt securities,

•	Stock Purchase Contracts,

•	Stock Purchase Units, and

•	Units, comprised of two or more of any of the securities referred to herein, in any combination;

together or separately, in amounts, at prices and on terms that will be determined at the time of the offering.

Our wholly-owned subsidiary, K. Hovnanian Enterprises, Inc., may offer and sell from time to time, in one or more series:

•	debt securities, consisting of notes, debentures or other evidences of indebtedness, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, which in each case will be fully and unconditionally guaranteed by Hovnanian Enterprises, Inc., and which may be convertible into, or exchangeable or exercisable for, any of the other securities referred to herein,

•	warrants to purchase K. Hovnanian Enterprises, Inc. debt securities, which will be fully and unconditionally guaranteed by Hovnanian Enterprises, Inc., and

•	Units, comprised of two or more of any of the securities referred to herein, in any combination;

together or separately, in amounts, at prices and on terms that will be determined at the time of the offering.

Hovnanian Enterprises, Inc. debt securities or warrants or the debt securities or warrants issued by K. Hovnanian Enterprises, Inc. may be guaranteed by substantially all of our wholly-owned subsidiaries and may be issued either separately, or together with, upon conversion of, or in exchange for, other securities.

We may offer and sell the securities directly to you, through agents, underwriters or dealers. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any agents, dealers or underwriters involved in the offering and any applicable fees, commissions or discount arrangements. The net proceeds we expect to receive from sales will be set forth in the prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of the securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus and in the documents that we incorporate by reference.

Our common stock is traded on the New York Stock Exchange under the symbol “HOV.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of the prospectus is          , 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the “Commission”, using the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under “Available Information” and “Incorporation of Certain Documents by Reference” before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, a prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Unless otherwise stated or context otherwise requires, all references in this prospectus to:

•	“K. Hovnanian” are to K. Hovnanian Enterprises, Inc., a California corporation; and

•	“Hovnanian,” “us,” “we,” “our” or “Company” are to Hovnanian Enterprises, Inc., a Delaware corporation, together with its consolidated subsidiaries, including K. Hovnanian.

FORWARD-LOOKING STATEMENTS

All statements in this prospectus and the documents incorporated by reference that are not historical facts should be considered as “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to:

•	Changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn;

1

•	Adverse weather and other environmental conditions and natural disasters;

•	Changes in market conditions and seasonality of the Company’s business;

•	Changes in home prices and sales activity in the markets where the Company builds homes;

•	Government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment;

•	Fluctuations in interest rates and the availability of mortgage financing;

•	Shortages in, and price fluctuations of, raw materials and labor;

•	The availability and cost of suitable land and improved lots;

•	Levels of competition;

•	Availability of financing to the Company;

•	Utility shortages and outages or rate fluctuations;

•	Levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness;

•	The Company’s sources of liquidity;

•	Changes in credit ratings;

•	Availability of net operating loss carryforwards;

•	Operations through joint ventures with third parties;

•	Product liability litigation and warranty claims;

•	Successful identification and integration of acquisitions;

•	Significant influence of the Company’s controlling stockholders; and

•	Geopolitical risks, terrorist acts and other acts of war.

Certain risks, uncertainties, and other factors are incorporated herein by reference to Amendment No. 1 to our most recent Annual Report on Form 10-K/A and our subsequent Quarterly Reports on Form 10-Q, along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Commission. We have also filed a registration statement on Form S-3 with the Commission. This prospectus, which forms part of the registration statement, does not have all of the information contained in the registration statement. You may read, free of charge, and copy, at the prescribed rates, any reports, proxy statements and other information, including the registration statement, at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information concerning the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy statements and other information, including the registration statement. The website address is: http://www.sec.gov. Hovnanian’s Class A Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the Commission. The Commission allows us to “incorporate by reference” selected documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede this information.

We incorporate by reference the documents listed below filed under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus.

Hovnanian has filed the following documents with the Commission and these documents are incorporated herein by reference:

•	Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended October 31, 2010, Registration File No. 1-8551;

•	The portions of Hovnanian’s definitive proxy statement on Schedule 14A that were deemed “filed” with the Commission under the Exchange Act on January 31, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended January 31, 2010, Registration File No. 1-8551;

•	Current Reports on Form 8-K filed on February 9, 2011, February 15, 2011, February 28, 2011 and March 17, 2011, Registration File Nos. 1-8551;

•	The description of the Company’s Class A Common Stock contained in the Registration Statement on Form 8-A filed on March 13, 2001, including any amendment or reports filed for the purpose of updating such description, Registration File No. 1-8551; and

•	The description of the Company’s Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed on August 14, 2008, Registration File No. 1-8551.

All documents filed by Hovnanian pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the effectiveness of this registration statement, and all such documents filed by Hovnanian subsequent to the date of this prospectus and prior to the termination of the offerings made by this prospectus are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Hovnanian makes available through its website its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(d) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed with, or furnished to, the Commission. In addition, Hovnanian will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to Brad O’Connor, Vice President and Corporate Controller, Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701 (telephone: (732) 747-7800).

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THE COMPANY

Overview

We design, construct, market, and sell single-family detached homes, attached townhomes and condominiums, mid-rise condominiums, urban infill and active adult homes in planned residential developments and are one of the nation’s largest builders of residential homes. Founded in 1959 by Kevork Hovnanian, the Company was incorporated in New Jersey in 1967 and reincorporated in Delaware in 1983. Since the incorporation of our predecessor company and including unconsolidated joint ventures, we have delivered in excess of 291,000 homes, including 5,009 homes in fiscal 2010. The Company consists of two distinct operations: homebuilding and financial services. Our homebuilding operations consist of six segments: Northeast, Mid-Atlantic, Midwest, Southeast, Southwest and West. Our financial services operations provide mortgage loans and title services to the customers of our homebuilding operations.

We are currently, excluding unconsolidated joint ventures, offering homes for sale in 192 communities in 40 markets in 18 states throughout the United States. We market and build homes for first-time buyers, first-time and second-time move-up buyers, luxury buyers, active adult buyers, and empty nesters. We offer a variety of home styles at base prices ranging from $34,000 (low income housing) to $1,660,000 with an average sales price, including options, of $281,000 nationwide in fiscal 2010.

Corporate Information

Our principal executive offices are located at 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, our telephone number is (732)747-7800, and our Internet website address is www.khov.com. Information on or accessible through our website is not a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Certain risks relating to us and our business are described under the headings “Business” and “Risk Factors” in Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended October 31, 2010, filed with the Commission on January 25, 2011, and under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2011, filed with the Commission on March 4, 2011, which are incorporated by reference into this prospectus and which you should carefully review and consider, along with the other information contained in this prospectus or incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, before making an investment in any of our securities. Additional risks, as well as updates or changes to the risks described in the documents incorporated by reference herein, may be included in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read the section of this prospectus captioned “Forward-Looking Statements”, in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Investment in any securities offered pursuant to this prospectus involves risks and uncertainties. If one or more of the events discussed in the risk factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings from continuing operations before income taxes and income or loss from equity investees, plus fixed charges and distributed income of equity investees, less interest capitalized. Fixed charges consist of all interest incurred, plus that portion of operating lease rental expense (33%)

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deemed to be representative of interest, plus the amortization of debt issuance costs and bond discounts. Combined fixed charges and preferred stock dividends consist of fixed charges and preferred stock dividends declared. Due to covenant restrictions, we have been prohibited from paying dividends beginning with the first quarter of fiscal year 2008. The following table sets forth the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Three Months Ended		Year Ended October 31,
	January 31, 2011		2010		2009		2008		2007		2006

Ratio of earnings to fixed charges	(a	)	(a	)	(a	)	(a	)	(a	)	1.8
Ratio of earnings to combined fixed charges and preferred stock dividends	(b	)	(b	)	(b	)	(b	)	(b	)	1.7

(a)	Earnings for the three months ended January 31, 2011 and the years ended October 31, 2010, 2009, 2008 and 2007 were insufficient to cover fixed charges for such period by $63.1 million, $273.8 million, $628.3 million, $1,153.5 million and $684.6 million, respectively.

(b)	Earnings for the three months ended January 31, 2011 and the years ended October 31, 2010, 2009, 2008 and 2007 were insufficient to cover fixed charges and preferred stock dividends for such period by $63.1 million, $273.8 million, $628.3 million, $1,153.5 million and $695.6 million, respectively. Due to restrictions in our indentures on our senior secured, senior, and senior subordinated notes, we are currently prohibited from paying dividends on our preferred stock and did not make any dividend payments in the first quarter of fiscal 2011 or in fiscal 2010, 2009 and 2008. In fiscal 2007 and 2006, we paid $10.7 million of dividends on our preferred stock.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and each prospectus supplement, the “offered securities”, will be used for general corporate purposes, which may include working capital needs, the refinancing or repayment of existing indebtedness, capital expenditures, expansion of the business and acquisitions. If any of the net proceeds from the offered securities will be used for acquisitions, we will identify the acquisition in the applicable prospectus supplement. The net proceeds may be invested temporarily in short-term securities or to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms that may apply to the debt securities that may be offered from time to time pursuant to this prospectus. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and the following description. The specific terms of debt securities as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

In this section, references to “Hovnanian” mean Hovnanian Enterprises, Inc. and do not include K. Hovnanian or any of its subsidiaries and references to “K. Hovnanian” mean K. Hovnanian Enterprises, Inc. and do not include any of its subsidiaries.

The debt securities issued by K. Hovnanian, which we refer to as the “K. Hovnanian Debt Securities” may be issued either separately, or together with, upon conversion of or in exchange for, other securities. The K. Hovnanian Debt Securities will either be secured or unsecured senior obligations, which we refer to as the “K Hovnanian Senior Debt Securities”, unsecured senior subordinated obligations, which we refer to as the “K. Hovnanian Senior Subordinated Debt Securities” or unsecured subordinated obligations, which we refer to as the “K. Hovnanian

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Subordinated Debt Securities”, of K. Hovnanian. The K. Hovnanian Debt Securities will be guaranteed by Hovnanian, may be guaranteed by other subsidiaries of Hovnanian and will be issued:

•	in the case of K. Hovnanian Senior Debt Securities, under one or more Senior Indentures, each a “K. Hovnanian Senior Debt Indenture”, among K. Hovnanian, Hovnanian and any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement;

•	in the case of K. Hovnanian Senior Subordinated Debt Securities, under a Senior Subordinated Indenture, the “K. Hovnanian Senior Subordinated Debt Indenture”, among K. Hovnanian, Hovnanian and any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement; and

•	in the case of K. Hovnanian Subordinated Debt Securities, under a Subordinated Indenture, the “K. Hovnanian Subordinated Debt Indenture”, among K. Hovnanian, Hovnanian and any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement.

Each K. Hovnanian Senior Debt Indenture, the K. Hovnanian Senior Subordinated Debt Indenture and the K. Hovnanian Subordinated Debt Indenture are sometimes referred to in this description individually as a “K. Hovnanian Indenture” and collectively as the “K. Hovnanian Indentures”.

The debt securities issued by Hovnanian, which we refer to as the “Hovnanian Debt Securities” may be issued either separately, or together with, upon conversion of or in exchange for, other securities. The Hovnanian Debt Securities will either be unsecured senior obligations, which we refer to as the “Hovnanian Senior Debt Securities” and together with the “K. Hovnanian Senior Debt Securities, the “Senior Debt Securities”, unsecured senior subordinated obligations, which we refer to as the “Hovnanian Senior Subordinated Debt Securities” and together with the “K. Hovnanian Senior Subordinated Debt Securities, the “Senior Subordinated Debt Securities”, or unsecured subordinated obligations, which we refer to as the “Hovnanian Subordinated Debt Securities” and together with the “K. Hovnanian Subordinated Debt Securities, the “Subordinated Debt Securities”, of Hovnanian. The Hovnanian Debt Securities may be guaranteed by subsidiaries of Hovnanian and will be issued:

•	in the case of Hovnanian Senior Debt Securities, under a Senior Indenture, the “Hovnanian Senior Debt Indenture”, among Hovnanian, any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement;

•	in the case of Hovnanian Senior Subordinated Debt Securities, under a Senior Subordinated Indenture, the “Hovnanian Senior Subordinated Debt Indenture”, among Hovnanian, any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement; and

•	in the case of Hovnanian Subordinated Debt Securities, under a Subordinated Indenture, the “Hovnanian Subordinated Debt Indenture”, among Hovnanian, any subsidiaries of Hovnanian, as guarantors, and the trustee specified in the applicable prospectus supplement.

The Hovnanian Senior Debt Indenture, the Hovnanian Senior Subordinated Debt Indenture and the Hovnanian Subordinated Debt Indenture are sometimes referred to in this description individually as a “Hovnanian Indenture” and collectively as the “Hovnanian Indentures”.

Each K. Hovnanian Senior Indenture and the Hovnanian Senior Indenture are sometimes referred to in this description individually as a “Senior Debt Indenture” and collectively as the “Senior Debt Indentures”. The K. Hovnanian Senior Subordinated Debt Indenture and the Hovnanian Senior Subordinated Debt Indenture are sometimes referred to in this description individually as a “Senior Subordinated Debt Indenture” and collectively as the “Senior Subordinated Debt Indentures”. The K. Hovnanian Subordinated Debt Indenture and the Hovnanian Subordinated Debt Indenture are sometimes referred to individually as a “Subordinated Debt Indenture” and collectively as the “Subordinated Debt Indentures”. The K. Hovnanian Indentures and the Hovnanian Indentures are sometimes referred to in this description individually as an “Indenture” and collectively as the “Indentures”.

This summary of the terms and provisions of the debt securities and the Indentures is not complete, and we refer you to the copies of the Indentures, which are filed as exhibits to the registration statement of which this

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prospectus forms a part. Whenever we refer to particular defined terms of the Indentures in this section or in a prospectus supplement, we are incorporating these definitions into this prospectus or the prospectus supplement.

None of the Indentures limits the amount of debt securities that may be issued thereunder, and the unsecured Indentures provide that the debt securities may be issued from time to time in one or more series. The unsecured Indentures permit the appointment of a different trustee for each series of debt securities. Wherever particular sections or defined terms of the applicable Indenture are referred to, those sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by the reference. For purposes of the summaries set forth below, “issuer” shall refer to K. Hovnanian in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures and to Hovnanian in the case of the Hovnanian Debt Securities and the Hovnanian Indentures. “Obligors” refers to Hovnanian and any subsidiaries of Hovnanian, as guarantors, the “guarantors”, in the case of the Hovnanian Debt Securities and the Hovnanian Indentures, and to K. Hovnanian and Hovnanian and any subsidiaries of Hovnanian, as guarantors, the “guarantors”, in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures.

Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities

General.  The Hovnanian Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of Hovnanian and the K. Hovnanian Debt Securities will be secured or unsecured senior, unsecured senior subordinated or unsecured subordinated obligations of K. Hovnanian, except that, under specified circumstances, K. Hovnanian may be released from these obligations. See “Conditions for Release of K. Hovnanian”. Unless otherwise specified in any prospectus supplement, the Senior Debt Securities will rank equally in right of payment with all of the other senior obligations of Hovnanian or K. Hovnanian, as applicable, and the Senior Subordinated Debt Securities and the Subordinated Debt Securities will have such terms with respect to rank and priority as described under “Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities — Subordination”. Except to the extent described in any prospectus supplement, the Indentures do not, and the debt securities will not, contain any covenants or other provisions that are intended to afford holders of the debt securities special protection in the event of either a change of control of Hovnanian (except with respect to secured senior obligations of K. Hovnanian) or a highly leveraged transaction by Hovnanian.

We refer you to the applicable prospectus supplement for the following terms of, and information relating to, the debt securities being offered, the “Offered Debt Securities”, to the extent these terms are applicable to Offered Debt Securities:

•	the title of the Offered Debt Securities;

•	the lien priority and collateral securing secured senior obligations of K. Hovnanian;

•	classification as K. Hovnanian Senior Debt Securities, K. Hovnanian Senior Subordinated Debt Securities, K. Hovnanian Subordinated Debt Securities, Hovnanian Senior Debt Securities, Hovnanian Senior Subordinated Debt Securities or Hovnanian Subordinated Debt Securities, aggregate principal amount, purchase price and denomination, and whether the Offered Debt Securities will be guaranteed by Hovnanian and/or by the subsidiary guarantors of Hovnanian as described under “— Description of Guarantees” below;

•	the date or dates on which the principal of the Offered Debt Securities is payable;

•	the method by which amounts payable in respect of principal, premium, if any, or interest, if any, on or upon the redemption of the Offered Debt Securities may be calculated;

•	the interest rate or rates, or the method by which it will be determined, and the date or dates from which the interest, if any, will accrue;

•	the date or dates on which the interest, if any, will be payable;

•	the place or places where and the manner in which the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable and the place or places where the Offered Debt Securities may be presented for transfer;

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•	the right, if any, or obligation, if any, of Hovnanian or K. Hovnanian to redeem, repay or purchase the Offered Debt Securities pursuant to any sinking fund, amortization payments or analogous provisions, at the option of Hovnanian or K. Hovnanian or at the option of a holder thereof, and the period or periods within which, the price or prices or the method by which such price or prices will be determined, or both at which, the form or method of payment therefor if other than in cash and the terms and conditions upon which the Offered Debt Securities will be redeemed, repaid or purchased pursuant to the obligation;

•	the terms for conversion or exchange, if any, of the Offered Debt Securities;

•	any provision relating to the issuance of the Offered Debt Securities at an original issue discount;

•	if the amounts of payments of principal of, premium, if any, and interest, if any, on the Offered Debt Securities are to be determined with reference to an index, the manner in which those amounts will be determined;

•	any applicable United States federal income tax consequences;

•	the currency or currencies for which the Offered Debt Securities may be purchased and the currency or currencies in which principal, premium, if any, and interest, if any, may be payable;

•	the trustee with respect to the series of Offered Debt Securities; and

•	any other specific terms of the Offered Debt Securities, including any deleted, modified or additional Events of Default or remedies or additional covenants provided with respect to the Offered Debt Securities, and any terms that may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in any prospectus supplement, the debt securities will be issuable in registered form and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of any debt securities but the issuer or trustee may require payment of a sum sufficient to cover any tax or other governmental charge, payable in connection therewith.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be issued at an initial offering price below their stated principal amount. Special United States federal income tax considerations applicable to discounted debt securities or to other debt securities that are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable prospectus supplement.

Unless otherwise specified in any prospectus supplement, in determining whether the holders of the requisite aggregate principal amount of outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures, the principal amount of any series of debt securities originally issued at a discount from their stated principal amount that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of the determination upon a declaration of acceleration of the maturity thereof.

Description of Guarantees.  Hovnanian will fully and unconditionally guarantee, pursuant to the K. Hovnanian Indentures, the due and prompt payment of the principal of and premium, if any, and interest on the K. Hovnanian Debt Securities and all other obligations of K. Hovnanian to the holders of the K. Hovnanian Debt Securities and the trustee under the K. Hovnanian Indentures when and as the same shall become due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise. Any series of debt securities of Hovnanian may be guaranteed by, and any series of debt securities of K. Hovnanian may be further guaranteed by, certain subsidiaries of Hovnanian, the “subsidiary guarantees”, as provided in the applicable prospectus supplement relating to such series. If debt securities are guaranteed by subsidiary guarantors, that subsidiary guarantee will be set forth in the applicable indenture or in a supplemental indenture.

Payments with respect to the guarantee by Hovnanian of the K. Hovnanian Senior Subordinated Debt Securities and K. Hovnanian Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of Hovnanian to the same extent and manner that payments with respect to the K. Hovnanian Senior Subordinated Debt Securities and K. Hovnanian Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of K. Hovnanian as

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described under “Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities” below. Likewise, payments with respect to subsidiary guarantees of Senior Subordinated Debt Securities and Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of each such subsidiary guarantor to the same extent and manner that payments with respect to the Senior Subordinated Debt Securities and Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the issuer of such debt securities as described under “Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities” below.

Global Securities.  The Offered Debt Securities may be issued in whole or in part in the form of one or more global securities, the “global securities”, that will be deposited with or on behalf of a depositary, “the depositary”, identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security:

•	may not be transferred except as a whole; and

•	may only be transferred

•	by the depositary for the global security to its nominee,

•	by a nominee of the depositary to the depositary or another nominee of the depositary, or

•	by the depositary or any nominee to a successor depositary or nominee of the successor depositary.

The specific terms of the depositary arrangement with respect to Offered Debt Securities will be described in the prospectus supplement relating to such series. Hovnanian and K. Hovnanian anticipate that the following provisions generally will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for that global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with such depositary. Those accounts will be designated by the dealers, underwriters or agents with respect to those debt securities or by the issuer if the debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary, participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

As long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities of the series represented by that global security for all purposes under the Indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any of those debt securities in definitive form and will not be considered the owners or holders thereof under the Indenture governing those debt securities.

Payment of principal of, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. Hovnanian and K. Hovnanian expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium, if any, and interest, if any, in respect of a global security representing any of those debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for those securities as shown on the records of such depositary or its nominee. Hovnanian and K. Hovnanian also expect that payments by

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participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participants. Neither Hovnanian, K. Hovnanian, the trustee for such debt securities, any paying agent nor the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the issuer within 90 days, the issuer will issue individual debt securities of the applicable series in exchange for the global security representing the applicable series of debt securities. In addition, an issuer may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of a series represented by a global security and, in such event, will issue individual debt securities of the applicable series in exchange for the global security representing the applicable series of debt securities. Further, if an issuer so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may, on terms acceptable to the issuer, the trustee and the depositary for the global security, receive individual debt securities of the applicable series in exchange for beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In this instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by the applicable global security equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Individual debt securities of the series so issued will be issued in registered form and in denominations, unless otherwise specified in the applicable prospectus supplement relating to that series of debt securities, of $2,000 and integral multiples of $1,000 in excess thereof.

Events of Default.  Unless otherwise specified in the applicable prospectus supplement, an Event of Default is defined under each Indenture with respect to the debt securities of any series issued under the applicable Indenture as being:

•	default in the payment of principal of or premium, if any, with respect to debt securities of the applicable series when due;

•	default in the payment of any installment of interest on any of the debt securities of that series when due, continued for 30 days;

•	default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to debt securities of that series when due;

•	default in the performance of any other covenant of any of the obligors’ applicable to debt securities of that series after written notice to the obligors by the trustee or to the obligors and the trustee, by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding requiring the same to be remedied and after giving effect to any applicable grace period; and

•	specified events of bankruptcy, insolvency or reorganization of the issuer.

An Event of Default with respect to secured senior obligations of K. Hovnanian is also defined under the applicable K. Hovnanian Senior Debt Indenture to include the following, as further described in the applicable prospectus supplement:

•	with respect to any obligor, acceleration of principal payments of indebtedness (other than non-recourse indebtedness), payment defaults on principal or interest on indebtedness (other than non-recourse indebtedness), or one or more final judgments, in each case in amounts aggregating $10 million or more, after giving effect to the applicable grace period;

•	the failure of any guarantee of certain significant subsidiaries of Hovnanian to be in full force and effect or the denial by any guarantor of its liability under its guarantee; and

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•	the termination of or failure of the liens securing any material portion of the collateral securing such secured senior obligations of K. Hovnanian to be valid and perfected or the termination of or failure of the applicable security documents to be in full force and effect, after giving effect to the applicable grace period (in each case with certain exceptions).

If any Event of Default shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding, by notice in writing to Hovnanian or K. Hovnanian, as applicable, and to the trustee, if given by the holders, may declare the principal, or, in the case of any series of debt securities originally issued at a discount from their stated principal amount, the portion of the principal amount as may be specified in the terms of that series, of all of the debt securities of that series and the interest, if any, accrued thereon to be due and payable immediately. Subject to the conditions set forth in each Indenture, the declaration described in the preceding sentence may be rescinded by notice in writing to Hovnanian or K. Hovnanian, as applicable, and the trustee by holders of a majority in aggregate principal amount of the debt securities of the series then outstanding. This rescission will rescind and annul any declaration made pursuant to the first sentence of this paragraph and its consequences if all defaults under such Indenture are cured or waived.

Each Indenture provides that no holder of any series of debt securities then outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, that Indenture, unless:

•	the holder previously gave the trustee written notice of default and of the continuance thereof;

•	the holders of not less than 25% in aggregate principal amount of the applicable series of debt securities then outstanding made written request to the trustee to institute the suit, action or proceeding and offered to the trustee reasonable indemnity as it may require with respect thereto; and

•	the trustee, for 60 days after its receipt of the notice, request and offer of indemnity, neglected or refused to institute any action, suit or proceeding.

Subject to the subordination provisions applicable to the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the right, described in the above bullet points, of any holder of any debt security to receive payment of the principal of, premium, if any, or interest, if any, on that debt security, on or after the respective due dates, or to institute suit for the enforcement of any payment shall not be impaired or affected without the consent of the holder.

The holders of a majority in aggregate principal amount of the debt securities of the series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that the trustee may decline to follow that direction if the trustee determines that the action or proceeding is unlawful or would involve the trustee in personal liability.

Hovnanian and/or K. Hovnanian, as applicable, are required to furnish annually to the trustee a certificate as to compliance by Hovnanian and/or K. Hovnanian, as applicable, with all conditions and covenants under each Indenture.

Covenants.  The covenants, if any, that will apply to the particular Offered Debt Securities will be as described in the applicable prospectus supplement relating to such Offered Debt Securities. Except as described herein and as otherwise specified in the applicable prospectus supplement with respect to any Offered Debt Securities, Hovnanian and/or K. Hovnanian as applicable may remove or add covenants without the consent of holders of the debt securities.

Discharge and Defeasance.  Unless otherwise specified in the applicable prospectus supplement, Hovnanian and/or K. Hovnanian, as applicable, can discharge or defease their respective obligations with respect to any series of debt securities as described below.

Unless otherwise specified in any prospectus supplement, Hovnanian or K. Hovnanian, as applicable, may discharge all of its obligations, except those described below, to holders of any series of debt securities issued under any Indenture that have not already been delivered to the trustee for cancellation and that have either become due and payable, or are by their terms due and payable within one year or are to be called for redemption within one year, by irrevocably depositing with the trustee cash or U.S. Government Obligations, as defined in the Indenture, or a

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combination thereof, as trust funds in an amount to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of that series and to make any mandatory sinking fund payments, if any, thereon when due.

Unless otherwise provided in the applicable prospectus supplement, Hovnanian or K. Hovnanian, as applicable, may also elect at any time to defease and be discharged from all of its obligations, except those described below, to holders of any series of debt securities issued under each Indenture, “defeasance”, or be released from all of their obligations with respect to specified covenants and certain events of default applicable to any series of debt securities issued under each Indenture, “covenant defeasance”, if, among other things:

•	Hovnanian or K. Hovnanian, as applicable, irrevocably deposit with the trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of the applicable series and to make any mandatory sinking fund payments, if any, thereon when due;

•	the deposit will not result in a breach or violation of, or cause a default under, any material agreement or instrument (other than the Indenture) to which either Hovnanian or K. Hovnanian, as applicable, is a party or by which it is bound; and

•	Hovnanian or K. Hovnanian, as applicable, deliver to the trustee an opinion of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance will not otherwise alter the United States federal income tax treatment of the holders’ principal of and interest payments, if any, on that series of debt securities.

In the case of defeasance, the opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture relating to the debt securities of such series, because this result would not occur under current tax law.

Notwithstanding the foregoing, no discharge, defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the holders of any series of debt securities:

•	rights of registration of transfer and exchange of debt securities of the applicable series;

•	rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the applicable series;

•	rights of holders of debt securities of the applicable series to receive payments of principal thereof, premium, if any, and interest, if any, thereon, upon the original due dates therefore, but not upon acceleration, and to receive mandatory sinking fund payments thereon when due, if any;

•	rights, obligations, duties and immunities of the trustee;

•	rights of holders of debt securities of a series as beneficiaries with respect to property so deposited with the trustee payable to all or any of them; and

•	obligations of Hovnanian or K. Hovnanian, as applicable, to maintain an office or agency in respect of debt securities of the series.

Hovnanian or K. Hovnanian, as applicable, may exercise the defeasance option with respect to any series of debt securities notwithstanding the prior exercise of the covenant defeasance option with respect to any series of debt securities. If Hovnanian or K. Hovnanian, as applicable, exercises the defeasance option with respect to any series of debt securities, payment of that series of debt securities may not be accelerated because of an Event of Default with respect to that series of debt securities. If Hovnanian or K. Hovnanian, as applicable, exercises the covenant defeasance option with respect to any series of debt securities, payment of that series of debt securities may not be accelerated by reason of an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the cash and U.S. Government Obligations in the defeasance trust could be less than the principal of, premium, if any, and interest, if any, and any mandatory sinking fund payments, if any, then due on the series of debt securities, in that the required deposit in the defeasance trust is based upon scheduled

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cash flow rather than market value, which will vary depending upon interest rates and other factors. In addition, if K. Hovnanian exercises its defeasance or covenant defeasance option with respect to senior secured obligations of K. Hovnanian, the liens on the collateral granted under the security documents will be released.

Modification of the Indenture.  Except as otherwise provided in the applicable prospectus supplement, each Indenture provides that the obligors and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities to:

•	evidence the assumption by a successor entity of the obligations of any of the obligors under that Indenture, including in connection with a transaction described under “— Consolidation, Merger, Sale or Conveyance”;

•	add covenants or new events of default for the protection of the holders of the debt securities;

•	cure any ambiguity or defect or correct any inconsistency;

•	establish the form and terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee or, in the case of secured senior obligations of K. Hovnanian, a successor collateral agent;

•	secure, or add security for, the debt securities of the applicable series or provide for, or add, guarantees of the debt securities of any series and evidence the termination or discharge of any guarantee of or lien securing the debt securities of such series when permitted under the applicable Indenture;

•	designate a bank or trust company other than the trustee specified in the applicable prospectus supplement to act as trustee for a series of debt securities;

•	subject to the following paragraph, modify the existing covenants and events of default solely in respect of, or add new covenants and events of default that apply solely to, debt securities not yet issued and outstanding on the date of the supplemental indenture, if applicable;

•	provide for the issuance of debt securities of any series in uncertificated form in addition to or in place of certificated debt securities of any series and exchangeability of those debt securities for fully registered debt securities;

•	modify, eliminate or add to the provisions of the Indenture as necessary to effect the qualification of the Indenture under the Trust Indenture Act of 1939 and to add provisions expressly permitted by that Act;

•	modify the provisions to provide for the denomination of debt securities in foreign currencies that will not adversely affect the interests of the holders of the debt securities in any material respect;

•	to conform the text of the applicable Indenture, Offered Debt Securities or guarantees to this “Description of Debt Securities” or the comparable provisions in the applicable prospectus supplement to the extent this “Description of Debt Securities” or such comparable provision in a prospectus supplement was intended to be a verbatim recitation of a provision of such Indenture, Offered Debt Securities or guarantees;

•	make any other change with respect to the debt securities of any series that does not adversely affect the legal rights of holders of the debt securities of such series; and

•	in the case of secured senior obligations of K. Hovnanian, make certain amendments to the security documents relating thereto as permitted by the applicable K. Hovnanian Senior Debt Indenture and as further described in the applicable prospectus supplement.

Each Indenture also contains provisions permitting the obligors and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable Indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities of

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that series; provided that the obligors and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated final maturity of any debt security, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest (including default interest), if any, thereon, reduce or alter the method of computation of any amount payable on redemption, repayment or purchase by the issuer, or in the case of secured senior obligations of K. Hovnanian, alter the provisions relating to redemption and offers to repurchase provided in the applicable K. Hovnanian Senior Debt Indenture and as further described in the applicable prospectus supplement, change the coin or currency in which principal, premium, if any, and interest, if any, are payable, reduce the amount of the principal of any original issue discount security payable upon acceleration or provable in bankruptcy, waive certain defaults or Events of Default, impair or affect the right to institute suit for the enforcement of any payment or repayment thereof or, if applicable, adversely affect any right of prepayment at the option of the holder or make any change adverse to the interests of the holders in the terms and conditions of the guarantee by Hovnanian or by the subsidiary guarantors, release any guarantee or all or substantially all of the collateral (as applicable) otherwise than in accordance with the indenture and the security documents or modify the ranking or priority of the debt securities of any series or any guarantees of the debt securities of such series; or

•	reduce the stated percentage in aggregate principal amount of debt securities of any series issued under the Indenture, the consent of which is required for any such amendment or waiver.

Consolidation, Merger, Sale or Conveyance.  Except as otherwise provided in the applicable prospectus supplement, the K. Hovnanian Indentures provide that K. Hovnanian or Hovnanian may, and the Hovnanian Indentures provide that Hovnanian may, without the consent of the holders of debt securities, consolidate with, merge into or transfer, exchange or dispose of all of its properties to, any other corporation or partnership (or other legal entity in the case of secured senior obligations of K. Hovnanian) organized under the laws of the United States, any state thereof or the District of Columbia, provided that:

•	the successor corporation or partnership (or other legal entity in the case of secured senior obligations of K. Hovnanian) assumes all obligations of K. Hovnanian or Hovnanian, as the case may be, by supplemental indenture satisfactory in form to the applicable trustee executed and delivered to that trustee, under the Indentures and the debt securities;

•	immediately after giving effect to the consolidation, merger, exchange or other disposition, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

•	certain other conditions are met.

Conditions for Release of K. Hovnanian.  Except as otherwise provided in a prospectus supplement, each K. Hovnanian Indenture provides that K. Hovnanian may be released from its obligations under the K. Hovnanian Indenture and the K. Hovnanian Debt Securities, without the consent of the holders of the K. Hovnanian Debt Securities of any series, provided that:

•	Hovnanian or any successor to Hovnanian has assumed the obligations of K. Hovnanian under the K. Hovnanian Indenture and the K. Hovnanian Debt Securities by supplemental indenture satisfactory in form to the applicable trustee executed and delivered to that trustee;

•	Hovnanian delivers to the trustee an opinion of counsel to the effect that the holders of K. Hovnanian Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the release of K. Hovnanian from its obligations under the K. Hovnanian Indenture and the K. Hovnanian Debt Securities and that such release will not otherwise alter the United States federal income tax treatment of the holders of the K. Hovnanian Debt Securities; and

•	certain other conditions are met.

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Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities

Subordination.  The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent described in the Subordinated Debt Indentures, to all Senior Indebtedness of the obligors. The Senior Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent described in the Senior Subordinated Debt Indentures, to all Senior Indebtedness of the obligors. The Senior Subordinated Debt Securities will rank senior to all existing and future Indebtedness of the obligors that is neither Senior Indebtedness of the obligors nor Senior Subordinated Indebtedness and only Indebtedness of the obligors that is Senior Indebtedness of the obligors will rank senior to the Senior Subordinated Debt Securities in accordance with the subordination provisions of the Senior Subordinated Debt Indentures.

Except as otherwise provided in the applicable prospectus supplement:

“Senior Indebtedness” of the obligors is defined in the Subordinated Debt Indentures and the Senior Subordinated Debt Indentures as Indebtedness of the obligors outstanding at any time, other than the Indebtedness evidenced by such debt securities, except:

•	any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the Indebtedness is not senior or prior in right of payment to such debt securities or is pari passu or subordinate by its terms in right of payment to such debt securities;

•	renewals, extensions and modifications of any such Indebtedness;

•	any Indebtedness of the obligors to a wholly-owned Subsidiary of the obligors;

•	any liability for federal, state or local taxes;

•	interest accruing after the filing of a petition initiating certain events of bankruptcy or insolvency unless that interest is an allowed claim enforceable against the obligor in a proceeding under federal or state bankruptcy laws; and

•	trade payables.

“Senior Subordinated Indebtedness” of Hovnanian or K. Hovnanian, as applicable, is defined in the Senior Subordinated Debt Indentures as the applicable Senior Subordinated Debt Securities and any other Indebtedness of Hovnanian or K. Hovnanian, as applicable, that ranks pari passu with such Senior Subordinated Debt Securities. Any Indebtedness of Hovnanian or K. Hovnanian, as applicable, that is subordinate or junior by its terms in right of payment to any other Indebtedness of Hovnanian or K. Hovnanian, as applicable, will be subordinate to Senior Subordinated Indebtedness of Hovnanian or K. Hovnanian, as applicable, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding specifically provides that this Indebtedness is to rank pari passu with other Senior Subordinated Indebtedness of Hovnanian or K. Hovnanian, as applicable, and is not subordinated by its terms to any Indebtedness of Hovnanian that is not Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable.

Senior Subordinated Indebtedness of Hovnanian as a guarantor of K. Hovnanian Senior Subordinated Debt Securities or of a subsidiary guarantor will have a similar meaning.

Except as otherwise provided in the applicable prospectus supplement, the following subordination provisions will apply to the Senior Subordinated Debt Securities and the Subordinated Debt Securities:

If:

•	Hovnanian or K. Hovnanian, as applicable, should default in the payment of any principal of, premium, if any, or interest, if any, on any Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or

•	any other default with respect to Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, occurs and the maturity of the Senior Indebtedness has been accelerated in accordance with its terms, then, upon written notice of the default to Hovnanian or K. Hovnanian, as applicable, by the holders of the Senior

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Indebtedness or any trustee therefor, unless and until the default is cured or waived or has ceased to exist or the acceleration has been rescinded, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made for principal of, premium, if any, or interest, if any, on any of the Senior Subordinated Debt Securities or the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Senior Subordinated Debt Securities or the Subordinated Debt Securities other than those made in capital stock of Hovnanian, or cash in lieu of fractional shares thereof.

If any default, other than a default described in the bullet points directly above, occurs under the Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, pursuant to which the maturity thereof may be accelerated immediately or the expiration of any applicable grace periods occurs, a “Senior Nonmonetary Default”, then, upon the receipt by Hovnanian or K. Hovnanian, as applicable, and the trustee of written notice thereof, a “payment notice”, from or on behalf of holders of 25% or more of the aggregate principal amount of Senior Indebtedness specifying an election to prohibit the payment and other action by Hovnanian or K. Hovnanian, as applicable, in accordance with the following provisions of this paragraph Hovnanian or K. Hovnanian, as applicable, may not make any payment or take any other action that would be prohibited by the bullet points directly above during the period, the “payment blockage period” commencing on the date of receipt of the payment notice and ending on the earlier of:

•	the date, if any, on which the holders of such Senior Indebtedness or their representative notify the trustee that the Senior Nonmonetary Default is cured, waived or ceases to exist or the Senior Indebtedness to which the Senior Nonmonetary Default relates is discharged, or

•	the 120th day after the date of receipt of the payment notice.

Notwithstanding the provisions described in the immediately preceding bullet points, Hovnanian or K. Hovnanian, as applicable, may resume payments on the Senior Subordinated Debt Securities and the Subordinated Debt Securities after the payment blockage period. After the expiration of the initial payment blockage period, no subsequent payment blockage period may be commenced on the basis of a Senior Nonmonetary Default which existed or was continuing on the date of the commencement of the initial payment blockage period until at least 270 consecutive days have elapsed from the last day of the initial payment blockage period.

If:

•	without the consent of Hovnanian or K. Hovnanian, as applicable, a receiver, conservator, liquidator or trustee of Hovnanian or K. Hovnanian, as applicable, or of any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and the decree or order remains in effect for more than 60 days, Hovnanian or K. Hovnanian, as applicable, is adjudicated bankrupt or insolvent, any of its property is sequestered by court order and that order remains in effect for more than 60 days, or a petition is filed against Hovnanian or K. Hovnanian, as applicable, under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction whether now or hereafter in effect, and is not dismissed within 60 days after such filing;

•	Hovnanian or K. Hovnanian, as applicable:

•	commences a voluntary case or other proceeding seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debt or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property;

•	consents to any such relief or to the appointment of or taking possession by any of the above officials in an involuntary case or other proceeding commenced against it;

•	fails generally to, or cannot, pay its debts generally as they become due;

•	takes any corporate action to authorize or effect any of the foregoing; or

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•	any Subsidiary of the obligor takes, suffers or permits to exist any of the events or conditions referred to in any of the above bullet points,

then all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, including any interest thereon accruing after the commencement of any proceedings, will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made by the obligor to any holder of Senior Subordinated Debt Securities or Subordinated Debt Securities on account of the principal of, premium, if any, or interest, if any, on the Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be.

Any payment or distribution, whether in cash, securities or other property, other than securities of Hovnanian or K. Hovnanian, as applicable, or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the indebtedness evidenced by the Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of the obligor then outstanding and to any securities issued in respect thereof under a plan of reorganization or readjustment, that would otherwise, but for the subordination provisions, be payable or deliverable in respect of the Senior Subordinated Debt Securities or the Subordinated Debt Securities of any series will be paid or delivered directly to the holders of Senior Indebtedness of the obligor in accordance with the priorities then existing among such holders until all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, including any interest thereon accruing after the commencement of proceedings, has been paid in full. In the event of any proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the obligor, the holders of Senior Subordinated Debt Securities, together with the holders of any obligations of the obligor ranking on a parity with the Senior Subordinated Debt Securities, will be entitled to be repaid from the remaining assets of Hovnanian or K. Hovnanian, as applicable, the amounts at that time due and owing on account of unpaid principal of, premium, if any, or interest, if any, on the Senior Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the obligor ranking junior to the Senior Subordinated Debt Securities, including the Subordinated Debt Securities, and such other obligations.

If any payment or distribution of any character, whether in cash, securities or other property, other than securities of Hovnanian or K. Hovnanian, as applicable, or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, then outstanding and to any securities issued in respect thereof under the plan of reorganization or readjustment, will be received by the trustee, or any holder of any Senior Subordinated Debt Securities or Subordinated Debt Securities in contravention of any of the terms of the Senior Subordinated Debt Indenture or the Subordinated Debt Indenture, as the case may be, such payment or distribution of securities will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, then outstanding in accordance with the priorities then existing among the holders for application to the payment of all Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, remaining unpaid to the extent necessary to pay all the Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, in full.

By reason of the subordination, in the event of the insolvency of Hovnanian or K. Hovnanian, as applicable, holders of Senior Indebtedness of Hovnanian or K. Hovnanian, as applicable, may receive more, ratably, than holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities of Hovnanian or K. Hovnanian, as applicable. Subordination will not prevent the occurrence of any Event of Default, as defined in the Indentures, or limit the right of acceleration in respect of the Senior Subordinated Debt Securities or Subordinated Debt Securities.

Concerning the Trustee

Information concerning the trustee for the Offered Debt Securities will be set forth in the prospectus supplement relating to that series of debt securities. Hovnanian, K. Hovnanian and certain of Hovnanian’s other subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the trustee under an Indenture and its affiliates in the ordinary course of

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business. The trustee under an Indenture or its affiliates may participate as underwriters, agents or dealers in any offering of K. Hovnanian debt securities and/or Hovnanian debt securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that may be offered from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to Hovnanian’s amended certificate of incorporation, the “Certificate of Incorporation” and restated bylaws, the “Restated By-Laws” that are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to the Certificate of Incorporation and Restated By-laws.

The authorized capital stock of Hovnanian is 230,100,000 shares consisting of 200,000,000 shares of Class A Common Stock, par value $.01 per share, the “Class A Common Stock”, 30,000,000 shares of Class B Common Stock, par value $.01 per share, the “Class B Common Stock”, and 100,000 shares of preferred stock, par value $.01 per share, in the series and with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the Board of Directors of Hovnanian for each series.

Common Stock

As of March 1, 2011, 77,962,543 shares of Class A Common Stock and 14,562,064 shares of Class B Common Stock were issued and outstanding. The Class A Common Stock is traded on the New York Stock Exchange under the symbol “HOV”. There is no established public trading market for the Class B Common Stock. In order to trade Class B Common Stock, the shares must be converted into Class A Common Stock on a one-for-one basis. Any offering of common stock made hereby will consist only of Class A Common Stock. The outstanding Class A Common Stock is, and any Class A Common Stock offered pursuant to this prospectus and any prospectus supplement when issued and paid for will be, fully paid and non-assessable.

Dividends.  Dividends on the Class A Common Stock will be paid if, when and as determined by the Board of Directors of Hovnanian out of funds legally available for this purpose. Certain debt instruments to which Hovnanian is a party contain restrictions on the payment of cash dividends. As a result of the most restrictive of these provisions, Hovnanian is not currently able to pay any cash dividends and anticipates that it will be prohibited from doing so for the foreseeable future. Hovnanian has never paid cash dividends on its Class A Common Stock nor does it currently intend to pay cash dividends on its Class A Common Stock. If and when declared, the amount of any regular cash dividend payable on a share of Class A Common Stock will be an amount equal to 110% of the corresponding regular cash dividend payable on a share of Class B Common Stock.

Voting Rights.  Holders of Class A Common Stock are entitled to one vote for each share held by them on all matters presented to shareholders. Holders of Class B Common Stock are generally entitled to ten votes per share.

Liquidation Rights.  After satisfaction of the preferential liquidation rights of any preferred stock, the holders of the Class A Common Stock and Class B Common Stock are entitled to share ratably as a single class in the distribution of all remaining net assets.

Preemptive and Other Rights.  The holders of Class A Common Stock do not have preemptive rights as to additional issues of common stock or conversion rights. The shares of Class A Common Stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions. The rights, preferences and privileges of holders of Class A Common Stock are subject to, and may be adversely affected by, the rights of the holder of shares of any series of preferred stock that Hovnanian may designate and issue in the future.

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Preferred Stock

The Certificate of Incorporation authorizes the Board of Directors of Hovnanian to issue from time to time up to 100,000 shares of preferred stock, in one or more series, and with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the Board of Directors of Hovnanian for each series. The preferred stock may be used by the Board of Directors of Hovnanian without further action by Hovnanian’s stockholders as an anti-takeover device. As of March 1, 2011, 5,600 shares of Hovnanian’s preferred stock were issued and outstanding, consisting of entirely of Hovnanian’s 7.625% Series A Preferred Stock (liquidation preference $25,000.00 per share) par value $.01 per share, the “Series A Preferred Stock”.

The applicable prospectus supplement will describe the terms of any preferred stock that may be offered, including the number of shares, dividend rate and dividend period, liquidation value, voting rights, conversion rights (if any), dividend and liquidation preferences, redemption terms, whether depositary shares representing fractional interests will be offered, and any other rights, privileges and limitations thereof.

7.625% Series A Preferred Stock

Dividends on the Series A Preferred Stock are not cumulative. The Series A Preferred Stock ranks senior to Hovnanian’s common stock with respect to the payment of dividends to the extent provided in the Certificate of Designations, Powers, Preferences and Rights of the 7.625% Series A Preferred Stock (the “Certificate”). The Certificate provides that unless dividends have been declared and paid or set apart for payment on the Series A Preferred Stock for the then-currently quarterly dividend period, no dividend may be declared or paid or set apart for payment on Hovnanian’s common stock for that period, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of Hovnanian or any other stock of Hovnanian ranking, as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of Hovnanian, junior to the Series A Preferred Stock.

The Series A Preferred Stock is traded as depositary shares, with each depositary share representing 1/1000th of a share of Series A Preferred Stock, and is listed on the NASDAQ Global Market under the symbol “HOVNP”.

The Series A Preferred Stock has no voting rights except as provided for in the Certificate or as otherwise required by law. However, so long as any shares of Series A Preferred Stock are outstanding, Hovnanian will not, without the vote of the holders of at least a majority of the shares of the Series A Preferred Stock, (1) authorize, create or issue any capital stock of Hovnanian ranking, as to dividends or upon liquidation, dissolution or winding up, senior to the Series A Preferred Stock, or reclassify any authorized capital stock of Hovnanian into any such shares of such capital stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or (2) amend, alter or repeal the Certificate, or the certificate of incorporation of Hovnanian, whether by merger, consolidation or otherwise, in a way that adversely affects the powers, preferences or special rights of the Series A Preferred Stock. Any increase in the amount of authorized common stock or preferred stock or any increase or decrease in the number of shares of any series of preferred stock or the authorization, creation and issuance of other classes or series of stock, in each case ranking equally with or junior to the Series A Preferred Stock will not be deemed to adversely affect such powers, preferences or special rights.

The Series A Preferred Stock has liquidation preferences over Hovnanian’s common stock. Upon any liquidation, dissolution or winding up of Hovnanian, the holders of the Series A Preferred Stock will be entitled to receive out of the assets of Hovnanian available for distribution to its stockholders, an amount equal to the liquidation preference of $25,000.00 per share plus all accrued and unpaid dividends before any payment or distribution out of Hovnanian’s assets may be made to or set apart for the holders of Hovnanian’s common stock or other junior equity. If, upon any liquidation, dissolution or winding up of Hovnanian, the assets of Hovnanian, or proceeds thereof, distributable among the holders of shares Series A Preferred Stock and any stock ranking equally with the Series A Preferred Stock shall be insufficient to pay in full the preferential amounts to which such stock would be entitled, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were

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paid in full. Neither a consolidation nor merger of Hovnanian, nor a sale, lease, exchange or transfer of all or substantially all of Hovnanian’s assets will be deemed to be a liquidation, dissolution or winding up of Hovnanian.

Rights Plan

On July 29, 2008, the Board of Directors of Hovnanian adopted a shareholder rights plan, the “Rights Plan,” and declared a dividend of one preferred share purchase right for each outstanding share of Class A Common Stock and Class B Common Stock, which was subsequently paid to stockholders of record as of August 15, 2008. Subject to the terms, provisions and conditions of the rights plan, if and when they become exercisable, each right would entitle its holder to purchase from Hovnanian one ten-thousandth of a share of Hovnanian’s Series B Junior Preferred Stock for a purchase price of $35.00, the “Purchase Price.” If issued, each fractional share of Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of Hovnanian’s Class A Common Stock. However, prior to exercise, a right does not give its holder any rights as a stockholder of Hovnanian, including without limitation any dividend, voting or liquidation rights.

The Board of Directors of Hovnanian adopted the Rights Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on Hovnanian’s ability to use our net operating loss carryforwards, “NOLs,” to reduce potential future federal income tax obligations. Hovnanian has experienced and continues to experience substantial operating losses, and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, Hovnanian may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce its federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, Hovnanian believes that it will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to Hovnanian. However, if Hovnanian experiences an “Ownership Change,” as defined in Section 382 of the Internal Revenue Code, Hovnanian’s ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset. The Rights Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of our outstanding Class A Common Stock, an “Acquiring Person,” without the approval of Hovnanian’s Board.

Exercisability.  The rights will not be exercisable until the earlier of (i) 10 business days after a public announcement by us that a person or group has become an Acquiring Person and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% of the Class A Common Stock.

Until the date that the rights become exercisable, the “Distribution Date,” the rights are evidenced by Hovnanian’s Class A Common Stock and Class B Common Stock certificates which contain a notation to that effect. Any transfer of shares of Class A Common Stock and/or Class B Common Stock prior to the Distribution Date constitutes a transfer of the associated rights. After the Distribution Date, the rights may be transferred separately from the transfer of the underlying shares of Class A Common Stock or Class B Common Stock. After the Distribution Date, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price, that number of shares of Class A Common Stock or Class B Common Stock, as the case may be, having a market value of two times the Purchase Price.

Exchange.  After the Distribution Date, the Board of Directors may exchange the rights (other than rights owned by an Acquiring Person which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Series B Preferred Stock (or of a share of a similar class or series of Hovnanian’s preferred stock having similar rights, preferences and privileges) of equivalent value, per right (subject to adjustment).

Expiration.  The rights and the Rights Plan will expire on the earliest of (i) August 14, 2018, (ii) the time at which the rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the rights are exchanged pursuant to the Rights Agreement, (iv) the repeal of Section 382 of the Internal Revenue Code or any successor statute if the Board of Directors determines that the Rights Agreement is no longer necessary for the preservation of tax benefits, and (v) the beginning of a taxable year of Hovnanian to which the Board of Directors determines that no tax benefits may be carried forward.

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Redemption.  At any time prior to the time an Acquiring Person becomes such, the Board of Directors may redeem the rights in whole, but not in part, at a price of $0.01 per right, the “Redemption Price.” The redemption of the rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price.

Anti-Dilution Provisions.  The Board of Directors may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or Hovnanian’s Class A Common Stock or Class B Common Stock. No adjustments to the purchase price of less than 1% will be made.

Amendments.  Before the Distribution Date, the Board of Directors may amend or supplement the Rights Plan without the consent of the holders of the rights. After the Distribution Date, the Board of Directors may amend or supplement the rights Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Plan, but only to the extent that those changes do not impair or adversely affect any rights holder.

Transfer Restrictions in the Certificate of Incorporation

At a special meeting of stockholders held on December 5, 2008, Hovnanian’s stockholders approved an amendment to its Certificate of Incorporation to restrict certain transfers of Class A Common Stock in order to preserve the tax treatment of Hovnanian’s NOLs under Section 382 of the Internal Revenue Code. Subject to certain exceptions pertaining to pre-existing 5% stockholders and Class B stockholders, the transfer restrictions in the amended Certificate of Incorporation generally restrict any direct or indirect transfer (such as transfers of Hovnanian’s stock that result from the transfer of interests in other entities that own Hovnanian’s stock) if the effect would be to: (i) increase the direct or indirect ownership of Hovnanian’s stock by any person (or public group) from less than 5% to 5% or more of Hovnanian’s common stock; (ii) increase the percentage of Hovnanian’s common stock owned directly or indirectly by a person (or public group) owning or deemed to own 5% or more of Hovnanian’s common stock; or (iii) create a new “public group” (as defined in the applicable Treasury regulations). Transfers included under the transfer restrictions include sales to persons (or public groups) whose resulting percentage ownership (direct or indirect) of common stock would exceed the 5% thresholds discussed above, or to persons whose direct or indirect ownership of common stock would by attribution cause another person (or public group) to exceed such threshold.

Consequences of Prohibited Transfers.  In accordance with Hovnanian’s amended Certificate of Incorporation, any direct or indirect transfer attempted in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of Class A Common Stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such Class A Common Stock, or in the case of options, receiving Class A Common Stock in respect of their exercise. In this prospectus, Class A Common Stock purportedly acquired in violation of the transfer restrictions is referred to as “excess stock.”

In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee must transfer the excess stock to Hovnanian’s agent along with any dividends or other distributions paid with respect to such excess stock. Hovnanian’s agent is required to sell such excess stock in an arms’ length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by Hovnanian’s agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the violative transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the

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agent, and will be required to remit all proceeds to Hovnanian’s agent (except to the extent Hovnanian grants written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had Hovnanian’s agent sold such shares).

To the extent permitted by law, any stockholder who knowingly violates the transfer restrictions will be liable for any and all damages suffered by Hovnanian as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the NOLs and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of Class A Common Stock which does not involve a transfer of “securities” of Hovnanian within the meaning of the General Corporation Law of the State of Delaware but which would cause any 5% stockholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 5% stockholder shall be required to dispose of any interest that is not a security of Hovnanian, but such 5% stockholder and/or any person whose ownership of securities of Hovnanian is attributed to such 5% stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 5% stockholder not to be in violation of the transfer restrictions, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such 5% stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Exceptions

The Board of Directors will have the discretion to approve transfers that would otherwise be restricted by the amended Certificate of Incorporation and may exempt any person or group from triggering the dilutive effect of the Rights Plan.

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares representing shares of our preferred stock sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the applicable depositary agreement, a form of which has been incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part, and the depositary receipts, which will be filed as exhibits to the Registration Statement or filed as exhibits to one or more current reports on Form 8-K and incorporated by reference herein. The specific terms of the depositary shares as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

General

Hovnanian may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Hovnanian will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Hovnanian and a bank or trust company selected by Hovnanian having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to the registered holder purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

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Shares of preferred stock represented by depositary shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the preferred stock depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of shares of preferred stock and any money or property represented by such depositary shares. Only whole shares of preferred stock may be withdrawn; if a holder holds an amount of depositary shares in excess of whole shares of preferred stock, the preferred stock depositary will deliver along with the withdrawn shares of preferred stock a new depositary receipt evidencing the excess number of depositary shares. Except as described in the deposit agreement, holders of withdrawn shares of preferred stock will not be entitled to redeposit such shares or to receive depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with Hovnanian’s approval, sell such property and distribute the net proceeds from such sale to such holders.

If Hovnanian offers to the holders of a series of preferred stock represented by the depositary shares any rights, preferences or privileges to subscribe for or to purchase any securities or of any other nature, the preferred stock depositary will make such rights, preferences or privileges available to the record holders of depositary shares either by the issue of warrants representing such rights, preferences or privileges or by such other method as approved by the preferred stock depositary and Hovnanian. If the preferred stock depositary determines that this is not lawful or feasible or if it is instructed by a holder that such holder does not want to exercise such rights, preferences or privileges, it may, with Hovnanian’s approval, sell such rights, preferences or privileges and distribute the net proceeds from such sale to the holders of depositary shares entitled thereto.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever Hovnanian redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by such other equitable method as the preferred stock depositary may decide.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will endeavor, as practicable, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

Hovnanian will agree to take all actions that the preferred stock depositary may deem necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of

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any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.

Changes Affecting Preferred Stock

Upon any change in par or stated value, split-up, combination or any other reclassification of the series of preferred stock represented by the depositary shares, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting Hovnanian or to which it is a party, the preferred stock depositary may in its discretion, with the approval and instructions of Hovnanian, and in such manner as the preferred stock depositary may deem equitable, treat any securities which shall be received by the preferred stock depositary in exchange for or upon conversion of or in respect of such preferred stock as new deposited securities received in exchange for or upon conversion or in respect of such preferred stock and make such adjustments in:

•	the fraction of an interest represented by one depositary share in one share of such preferred stock; and

•	the ratio of the redemption price per depositary share to the redemption price of a share of such preferred stock,

in each case as may be necessary to fully reflect the effects of such change.

With the approval of Hovnanian, the preferred stock depositary may execute and deliver additional depositary receipts, or may call for the surrender of all outstanding depositary receipts to be exchanged for new depositary receipts specifically describing such new deposited securities.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Hovnanian and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Hovnanian.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

Hovnanian will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Hovnanian also will pay charges of the depositary in connection with the deposit of preferred stock and any redemption of preferred stock. The amount paid as dividends or otherwise distributable by the preferred stock depositary with respect to the depositary shares or the underlying preferred stock will be reduced by any amounts required to be withheld by Hovnanian or the preferred stock depositary on account of taxes or other governmental charges. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts. The preferred stock depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or shares of preferred stock, until such taxes or other governmental charges are paid.

Transfer, Surrender and Exchange

Depositary receipts may be transferred, surrendered or exchanged in accordance with the deposit agreement. The preferred stock depositary, its agents or Hovnanian may require a holder, among other things, to furnish appropriate endorsements and transfer documents. The preferred stock depositary is not required to accept deposits

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of preferred stock or to register transfers, surrenders or exchanges of depositary shares during any period when the register of stockholders of Hovnanian is closed or in order to comply with any requirement of law, government or governmental body, commission or the deposit agreement.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to Hovnanian notice of its intent to do so, and Hovnanian may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Hovnanian which are delivered to the preferred stock depositary and which Hovnanian is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Hovnanian will be liable if it or Hovnanian are prevented or delayed by law or any circumstances beyond its or Hovnanian’s control in performing its or Hovnanian’s obligations under the deposit agreement. Hovnanian’s obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of Hovnanian’s and their duties thereunder, and neither Hovnanian nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Hovnanian and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Concerning the Preferred Stock Depositary

Information concerning the preferred stock depositary for a series of preferred stock represented by depositary shares will be set forth in the prospectus supplement relating to that series of preferred stock. Hovnanian and certain of its subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the preferred stock depositary and its affiliates in the ordinary course of business. The preferred stock depositary or its affiliates may participate as underwriters, agents or dealers in any offering of depositary shares.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following description of stock purchase contracts and stock purchase units sets forth certain general terms of the stock purchase contracts and/or stock purchase units that Hovnanian may issue. The particular terms of any stock purchase contracts or stock purchase units will be described in the prospectus supplement relating to the stock purchase contracts or stock purchase units. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the stock purchase contracts, the collateral arrangements and any depositary arrangements relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued which will be filed with the Commission promptly after the offering of such stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

Hovnanian may issue stock purchase contracts representing contracts obligating holders to purchase from Hovnanian and Hovnanian to sell to the holders shares of Class A Common Stock, shares of preferred stock or depositary shares at a future date or dates. The price per share of Class A Common Stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

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The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

•	debt securities issued by either Hovnanian or K. Hovnanian, or

•	debt obligations of third parties, including U.S. Treasury securities,

securing the holder’s obligations to purchase the Class A Common Stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original stock purchase contract.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Hovnanian or K. Hovnanian may issue units consisting of one or more warrants, debt securities, shares of Class A Common Stock or preferred stock, depositary shares or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the Units and of the warrants, debt securities, common stock, depository shares and preferred stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms that may apply to the warrants that Hovnanian or K. Hovnanian may offer. The particular terms of any warrants will be described in the applicable prospectus supplement accompanying this prospectus. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the applicable warrant agreement, a form of which has been incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. The specific terms of warrants as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

Hovnanian may issue warrants, including warrants to purchase Class A Common Stock, preferred stock or Depositary Shares and warrants to purchase Hovnanian Debt Securities. K. Hovnanian may issue warrants to purchase K. Hovnanian Debt Securities. All obligations of K. Hovnanian under the K. Hovnanian warrants will be fully and unconditionally guaranteed by Hovnanian. Warrants may be issued independently of or together with any other securities and may be attached to or separate from such securities. Obligations of Hovnanian and K. Hovnanian under the warrants may be guaranteed by the subsidiary guarantors. Each series of warrants will be issued under a separate warrant agreement, each a “warrant agreement” to be entered into among Hovnanian and/or K. Hovnanian and any subsidiary guarantors and a warrant agent, the “warrant agent”. The warrant agent will act solely as an agent of Hovnanian and/or K. Hovnanian in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants. The following describes some general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreement will be described in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

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•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the price at which the securities purchasable upon exercise of the warrants may be purchased, and any provisions for changes to or adjustments in such exercise price;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain United States Federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exercise of the warrants.

PLAN OF DISTRIBUTION

Hovnanian and K. Hovnanian may sell the securities to or through underwriters or dealers, and also may sell the offered securities directly to one or more other purchasers or through agents. The applicable prospectus supplement will list the names of any underwriters or agents involved in the sale of the offered securities and any applicable commissions or discounts, and will also describe the method of distribution of the securities offered thereby, the purchase price and the proceeds to be received from the sale, and any securities exchanges on which the securities of such series may be listed.

Hovnanian, K. Hovnanian or any of their agents may directly solicit offers to purchase these securities. The applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable to that agent by Hovnanian or K. Hovnanian, as the case may be. Unless otherwise indicated in the prospectus supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Hovnanian or K. Hovnanian in the ordinary course of business.

If Hovnanian or K. Hovnanian utilizes an underwriter or underwriters in the sale, they will execute an underwriting agreement with such underwriters at the time of sale to them and will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

If Hovnanian or K. Hovnanian utilizes a dealer in the sale of the securities in respect of which this prospectus is delivered, Hovnanian or K. Hovnanian, as the case may be, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

Underwriters, dealers or agents may offer and sell the offered securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In connection with the sale of the securities, underwriters or agents may be deemed to

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have received compensation from Hovnanian or K. Hovnanian in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters or agents may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

The preferred stock, depositary shares, debt securities, stock purchase contracts, stock purchase units, units and warrants, when first issued, will have no established trading market. Any underwriters or agents to or through whom offered securities are sold by Hovnanian or K. Hovnanian for public offering and sale may make a market in such offered securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities. The applicable prospectus supplement set forth whether or not underwriters or agents may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of debt securities offered thereby at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers or agents may be entitled, under agreements entered into with Hovnanian or K. Hovnanian, to indemnification against or contribution toward certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the prospectus supplement, Hovnanian or K. Hovnanian will authorize underwriters or other persons acting as its or their agents to solicit offers by certain institutions to purchase securities from it or them pursuant to contracts providing for payment and delivery on a future date. Institutions with which contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and agents will not have any responsibility in respect of the validity or performance of such contracts.

The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

LEGAL MATTERS

Certain legal matters with respect to the validity of the offered securities will be passed upon for Hovnanian and K. Hovnanian by Simpson Thacher & Bartlett LLP, New York, New York, and will also be passed upon for K. Hovnanian by Peter S. Reinhart, Esq., Senior Vice-President and General Counsel for Hovnanian and K. Hovnanian. Peter S. Reinhart, Esq., beneficially owns, directly and indirectly, less than 1% of the common stock of Hovnanian, which does not include any shares of common stock over which Mr. Reinhart may have investment or voting power in his capacity as trustee of a trust in which he has no financial interest. Certain legal matters in connection with the offered securities may also be passed upon for any agents or underwriters by counsel specified in the prospectus supplement.

EXPERTS

The consolidated financial statements as of October 31, 2010 and 2009, and for the years then ended incorporated by reference in this prospectus from Hovnanian’s Amendment No. 1 to Annual Report on Form 10-K/A for the year ended October 31, 2010 and the effectiveness of Hovnanian’s internal control over financial reporting as of October 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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The consolidated financial statements of Hovnanian Enterprises, Inc. for the year ended October 31, 2008 appearing in Hovnanian Enterprises, Inc.’s Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended October 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

29

30

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering of the securities being registered hereby are as follows:

Total

Registration Fee		$14,260	**
Trustee’s Fees and Expenses*			*
Transfer Agent’s Fees*			*
Rating Agency Fees*			*
FINRA Filing Fees*			*
Listing Fees*			*
Legal fees and expenses*			*
Blue Sky fees and expenses*			*
Accounting fees and expenses*			*
Printing and duplicating expenses*			*
Miscellaneous expenses*			*
Total	$		*

*	Estimated expenses are not presently known. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amount of such expenses payable in respect of any offering of securities.

**	Previously paid

Item 15.	Indemnification of Directors and Officers.

Hovnanian is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors’ fiduciary duty of care.

Article FOUR of Hovnanian’s Restated By-Laws contains the following provisions with respect to indemnification:

The Corporation shall indemnify any current or former Director or officer of the Corporation and his heirs, executors and administrators, and may, at the discretion of the Board of Directors, indemnify any current or former employee or, agent of the Corporation and his heirs, executors and administers, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him or by his heirs, executors and administrators in connection with any threatened, pending or completed action, suit or proceeding (brought by or in tire right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

K. Hovnanian is a California corporation. Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or on behalf of the corporation to obtain a favorable judgment for itself, because such person is or was an agent of the corporation, against expenses actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was the corporation’s agent, against expenses actually and reasonably incurred if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation, unless and then only to the extent a court determines otherwise.

Article SEVENTH of K. Hovnanian’s By-Laws contain the following provisions with respect to indemnification:

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any indemnification pursuant to the provisions above shall be made by the Corporation unless a determination (as provided for in the bylaws) is made that indemnification is not proper because the person has not met the applicable standards of conduct as set forth therein.

Hovnanian maintains a liability insurance policy providing coverage for its directors and officers, the directors and officers of K. Hovnanian and the directors and officers of certain of its other subsidiaries in an amount up to $50,000,000.

Item 16.	Exhibits.

See Index to Exhibits.

Item 17.	Undertakings.

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) The undersigned Registrant hereby undertakes that for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report, pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth in response to Item 15, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, K. Hovnanian Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on April 7, 2011.

K. HOVNANIAN ENTERPRISES, INC.

By:	/s/ J. Larry Sorsby
J. Larry Sorsby
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby, Paul W. Buchanan and David Valiaveedan, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 7, 2011.

Signature	Title

/s/ Ara K. Hovnanian Ara K. Hovnanian	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Brad O’Connor Brad O’Connor	Vice President, Corporate Controller and Director (Principal Accounting Officer)

/s/ Walter Miller Walter Miller	Director

/s/ J. Larry Sorsby J. Larry Sorsby	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ John F. Davis John F. Davis	Assistant Secretary and Director

/s/ Joseph Killinger Joseph Killinger	Vice President and Director

John Jessup	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Hovnanian Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on April 7, 2011.

HOVNANIAN ENTERPRISES, INC.

By:	/s/ J. Larry Sorsby
J. Larry Sorsby
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby, Paul W. Buchanan and David Valiaveedan, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 7, 2011.

Signature	Title

/s/ Ara K. Hovnanian Ara K. Hovnanian	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ J. Larry Sorsby J. Larry Sorsby	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Paul W. Buchanan Paul W. Buchanan	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Joseph A. Marengi Joseph A. Marengi	Director

/s/ Robert B. Coutts Robert B. Coutts	Director

/s/ Edward A. Kangas Edward A. Kangas	Director

/s/ John J. Robbins John J. Robbins	Director

/s/ Stephen D. Weinroth Stephen D. Weinroth	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, K. HOV IP, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on April 7, 2011.

K. HOV IP, INC.

By:	/s/ J. Larry Sorsby
J. Larry Sorsby
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby, Paul W. Buchanan and David Valiaveedan, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 7, 2011.

Signature	Title

/s/ Ara K. Hovnanian Ara K. Hovnanian	President (Principal Executive Officer)

/s/ J. Larry Sorsby J. Larry Sorsby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Walter Miller Walter Miller	Director

/s/ Brad O’Connor Brad O’Connor	Vice President, Corporate Controller and Director (Principal Accounting Officer)

/s/ John F. Davis John F. Davis	Director

John Jessup	Director

/s/ Marcia Wines Marcia Wines	Vice President — Tax and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, K. HOV IP, II, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on April 7, 2011.

K. HOV IP, II, INC.

By:	/s/ J. Larry Sorsby
J. Larry Sorsby
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby, Paul W. Buchanan and David Valiaveedan, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 7, 2011.

Signature	Title

/s/ Ara K. Hovnanian Ara K. Hovnanian	President (Principal Executive Officer)

/s/ J. Larry Sorsby J. Larry Sorsby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Walter Miller Walter Miller	Director

/s/ Brad O’Connor Brad O’Connor	Vice President, Corporate Controller and Director (Principal Accounting Officer)

/s/ John F. Davis John F. Davis	Director

John Jessup	Director

/s/ Marcia Wines Marcia Wines	Vice President — Tax and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants, as listed on the attached Schedule of Subsidiary Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on April 7, 2011.

REGISTRANTS (as listed on the attached Schedule of Subsidiary Registrants)

By:	/s/ J. Larry Sorsby
J. Larry Sorsby
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby, Paul W. Buchanan and David Valiaveedan, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the date and in the capacities indicated on April 7, 2011.

Signature	Title

/s/ Ara K. Hovnanian Ara K. Hovnanian	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Paul W. Buchanan Paul W. Buchanan	Senior Vice President and Chief Accounting Officer and Director (Principal Accounting Officer)

/s/ Peter S. Reinhart Peter S. Reinhart	Senior Vice President, General Counsel and Director

/s/ J. Larry Sorsby J. Larry Sorsby	Executive Vice President, Chief Financial Officer, and Director (Principal Financial Officer)

SCHEDULE OF SUBSIDIARY REGISTRANTS

Exact Name of Registrant As Specified in Its Charter

AUDDIE ENTERPRISES, L.L.C.
BUILDER SERVICES NJ, L.L.C.
BUILDER SERVICES NY, L.L.C.
BUILDER SERVICES PA, L.L.C.
DULLES COPPERMINE, L.L.C.
EASTERN NATIONAL TITLE AGENCY, LLC
EASTERN TITLE AGENCY, INC.
F&W MECHANICAL SERVICES, L.L.C.
FOUNDERS TITLE AGENCY OF MARYLAND, L.L.C.
FOUNDERS TITLE AGENCY, INC.
GOVERNOR’S ABSTRACT CO., INC.
HOMEBUYERS FINANCIAL SERVICES, L.L.C.
HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.
HOVNANIAN LAND INVESTMENT GROUP OF CALIFORNIA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF GEORGIA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF NEW JERSEY, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF NORTH CAROLINA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF TEXAS LLC
HOVNANIAN LAND INVESTMENT GROUP OF VIRGINIA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP, L.L.C.
K. HOV INTERNATIONAL, INC.
K. HOVNANIAN ACQUISITIONS, INC.
K. HOVNANIAN AT 4S, LLC
K. HOVNANIAN AT ACQUA VISTA, LLC
K. HOVNANIAN AT ALISO, LLC
K. HOVNANIAN AT ALLENTOWN, L.L.C.
K. HOVNANIAN AT ALMOND ESTATES, LLC
K. HOVNANIAN AT ANDALUSIA, LLC
K. HOVNANIAN AT ARBOR HEIGHTS, LLC
K. HOVNANIAN AT AVENUE ONE, L.L.C.
K. HOVNANIAN AT BAKERSFIELD 463, L.L.C.
K. HOVNANIAN AT BARNEGAT I, L.L.C.
K. HOVNANIAN AT BARNEGAT II, L.L.C.
K. HOVNANIAN AT BELLA LAGO, LLC
K. HOVNANIAN AT BENSALEM, LLC
K. HOVNANIAN AT BERKELEY, L.L.C.
K. HOVNANIAN AT BERNARDS V, L.L.C.
K. HOVNANIAN AT BLUE HERON PINES, L.L.C.
K. HOVNANIAN AT BRANCHBURG, L.L.C.
K. HOVNANIAN AT BRIDGEPORT, INC.
K. HOVNANIAN AT BRIDGEWATER I, L.L.C.
K. HOVNANIAN AT BROAD AND WALNUT, L.L.C.
K. HOVNANIAN AT CALABRIA, INC.
K. HOVNANIAN AT CAMDEN I, L.L.C.
K. HOVNANIAN AT CAMERON CHASE, INC.
K. HOVNANIAN AT CAMP HILL, L.L.C.
K. HOVNANIAN AT CAPISTRANO, L.L.C.
K. HOVNANIAN AT CARLSBAD, LLC

K. HOVNANIAN AT CARMEL DEL MAR, INC.
K. HOVNANIAN AT CARMEL VILLAGE, LLC
K. HOVNANIAN AT CASTILE, INC.
K. HOVNANIAN AT CEDAR GROVE III, L.L.C.
K. HOVNANIAN AT CEDAR GROVE V, L.L.C.
K. HOVNANIAN AT CHAPARRAL, INC.
K. HOVNANIAN AT CHARTER WAY, LLC
K. HOVNANIAN AT CHESTER I, L.L.C.
K. HOVNANIAN AT CHESTERFIELD, L.L.C.
K. HOVNANIAN AT CIELO, L.L.C.
K. HOVNANIAN AT CLIFTON, L.L.C.
K. HOVNANIAN AT COASTLINE, L.L.C.
K. HOVNANIAN AT CORTEZ HILL, LLC
K. HOVNANIAN AT CRANBURY, L.L.C.
K. HOVNANIAN AT CRESTLINE, INC.
K. HOVNANIAN AT CURRIES WOODS, L.L.C.
K. HOVNANIAN AT DENVILLE, L.L.C.
K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.
K. HOVNANIAN AT DOMINGUEZ HILLS, INC.
K. HOVNANIAN AT DOVER, L.L.C.
K. HOVNANIAN AT EAST BRANDYWINE, L.L.C.
K. HOVNANIAN AT EASTLAKE, LLC
K. HOVNANIAN AT EDGEWATER II, L.L.C.
K. HOVNANIAN AT EDGEWATER, L.L.C.
K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.
K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.
K. HOVNANIAN AT EL DORADO RANCH II, L.L.C.
K. HOVNANIAN AT EL DORADO RANCH, L.L.C.
K. HOVNANIAN AT ELK TOWNSHIP, L.L.C.
K. HOVNANIAN AT ENCINITAS RANCH, LLC
K. HOVNANIAN AT EVERGREEN, L.L.C.
K. HOVNANIAN AT EWING, L.L.C.
K. HOVNANIAN AT EWING II, LLC
K. HOVNANIAN AT FAIR OAKS, L.L.C.
K. HOVNANIAN AT FIDDYMENT RANCH, LLC
K. HOVNANIAN AT FIFTH AVENUE, L.L.C.
K. HOVNANIAN AT FLORENCE I, L.L.C.
K. HOVNANIAN AT FLORENCE II, L.L.C.
K. HOVNANIAN AT FOREST MEADOWS, L.L.C.
K. HOVNANIAN AT FRANKLIN, L.L.C.
K. HOVNANIAN AT FRANKLIN II, L.L.C.
K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.
K. HOVNANIAN AT FRESNO, LLC
K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.
K. HOVNANIAN AT GILROY, LLC
K. HOVNANIAN AT GREAT NOTCH, L.L.C.
K. HOVNANIAN AT GRIDLEY, LLC
K. HOVNANIAN AT GUTTENBERG, L.L.C.
K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.
K. HOVNANIAN AT HAMBURG CONTRACTORS, L.L.C.
K. HOVNANIAN AT HAMBURG, L.L.C.
K. HOVNANIAN AT HAWTHORNE, L.L.C.
K. HOVNANIAN AT HAZLET, L.L.C.

K. HOVNANIAN AT HERSHEY’S MILL, INC.
K. HOVNANIAN AT HIGHLAND SHORES, L.L.C.
K. HOVNANIAN AT HIGHLAND VINEYARDS, INC.
K. HOVNANIAN AT HILLTOP, L.L.C.
K. HOVNANIAN AT HOWELL, LLC
K. HOVNANIAN AT HUDSON POINTE, L.L.C.
K. HOVNANIAN AT JACKSON I, L.L.C.
K. HOVNANIAN AT JACKSON, L.L.C.
K. HOVNANIAN AT JAEGER RANCH, LLC
K. HOVNANIAN AT JERSEY CITY IV, L.L.C.
K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL COMPANY, L.L.C.
K. HOVNANIAN AT KEYPORT, L.L.C.
K. HOVNANIAN AT KING FARM, L.L.C.
K. HOVNANIAN AT LA COSTA GREENS, L.L.C.
K. HOVNANIAN AT LA COSTA, LLC
K. HOVNANIAN AT LA HABRA KNOLLS, LLC
K. HOVNANIAN AT LA LAGUNA, L.L.C.
K. HOVNANIAN AT LA PAZ, LLC
K. HOVNANIAN AT LA TERRAZA, INC.
K. HOVNANIAN AT LAFAYETTE ESTATES, L.L.C.
K. HOVNANIAN AT LAKE RANCHO VIEJO, LLC
K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.
K. HOVNANIAN AT LANDMARK, LLC
K. HOVNANIAN AT LARKSPUR, LLC
K. HOVNANIAN AT LAWRENCE V, L.L.C.
K. HOVNANIAN AT LEE SQUARE, L.L.C.
K. HOVNANIAN AT LINWOOD, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR CONTRACTORS, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR III, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C.
K. HOVNANIAN AT LIVE OAK II, LLC
K. HOVNANIAN AT LONG BRANCH I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.
K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.
K. HOVNANIAN AT LOWER MORELAND I, L.L.C.
K. HOVNANIAN AT LOWER MORELAND II, L.L.C.
K. HOVNANIAN AT LOWER MORELAND III, L.L.C.
K. HOVNANIAN AT MACUNGIE, L.L.C.
K. HOVNANIAN AT MAHWAH VI, INC.
K. HOVNANIAN AT MALAN PARK, L.L.C.
K. HOVNANIAN AT MANALAPAN III, L.L.C.
K. HOVNANIAN AT MANSFIELD I, L.L.C.
K. HOVNANIAN AT MANSFIELD II, L.L.C.
K. HOVNANIAN AT MANSFIELD III, L.L.C.
K. HOVNANIAN AT MANTECA, LLC
K. HOVNANIAN AT MAPLE AVENUE, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP VIII, L.L.C.
K. HOVNANIAN AT MARLBORO VI, L.L.C.
K. HOVNANIAN AT MARLBORO VII, L.L.C.

K. HOVNANIAN AT MATSU, L.L.C.
K. HOVNANIAN AT MELANIE MEADOWS, LLC
K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.
K. HOVNANIAN AT MENIFEE, LLC
K. HOVNANIAN AT MIDDLE TOWNSHIP II, L.L.C.
K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C.
K. HOVNANIAN AT MIDDLETOWN II, L.L.C.
K. HOVNANIAN AT MILLVILLE I, L.L.C.
K. HOVNANIAN AT MILLVILLE II, L.L.C.
K. HOVNANIAN AT MONROE II, INC.
K. HOVNANIAN AT MONROE IV, L.L.C.
K. HOVNANIAN AT MONROE NJ, L.L.C.
K. HOVNANIAN AT MONTVALE, L.L.C.
K. HOVNANIAN AT MONTVALE II, LLC
K. HOVNANIAN AT MOSAIC, LLC
K. HOVNANIAN AT MT. OLIVE TOWNSHIP, L.L.C.
K. HOVNANIAN AT MUIRFIELD, LLC
K. HOVNANIAN AT NEW BRUNSWICK URBAN RENEWAL, L.L.C.
K. HOVNANIAN AT NEW WINDSOR, L.L.C.
K. HOVNANIAN AT NORTH BERGEN. L.L.C.
K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL III, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL IV, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL, L.L.C.
K. HOVNANIAN AT NORTH HALEDON, L.L.C.
K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.
K. HOVNANIAN AT NORTHAMPTON, L.L.C.
K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.
K. HOVNANIAN AT NORTHFIELD, L.L.C.
K. HOVNANIAN AT NORTHLAKE, INC.
K. HOVNANIAN AT OCEAN TOWNSHIP, INC.
K. HOVNANIAN AT OCEAN WALK, INC.
K. HOVNANIAN AT OCEANPORT, L.L.C.
K. HOVNANIAN AT OLD BRIDGE, L.L.C.
K. HOVNANIAN AT OLDE ORCHARD, LLC
K. HOVNANIAN AT PACIFIC BLUFFS, LLC
K. HOVNANIAN AT PARAMUS, L.L.C.
K. HOVNANIAN AT PARK LANE, LLC
K. HOVNANIAN AT PARKSIDE, LLC
K. HOVNANIAN AT PARSIPPANY, L.L.C.
K. HOVNANIAN AT PARSIPPANY-TROY HILLS, L.L.C.
K. HOVNANIAN AT PERKIOMEN II, INC.
K. HOVNANIAN AT PHILADELPHIA II, L.L.C.
K. HOVNANIAN AT PHILADELPHIA III, L.L.C.
K. HOVNANIAN AT PHILADELPHIA IV, L.L.C.
K. HOVNANIAN AT PIAZZA D’ORO, L.L.C.
K. HOVNANIAN AT PIAZZA SERENA, L.L.C.
K. HOVNANIAN AT PITTSGROVE, L.L.C.
K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL IV, L.L.C.
K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.
K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VI, L.L.C.
K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VII, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.
K. HOVNANIAN AT POSITANO, LLC
K. HOVNANIAN AT PRADO, L.L.C.
K. HOVNANIAN AT RANCHO 79, LLC
K. HOVNANIAN AT RANCHO CRISTIANITOS, INC.
K. HOVNANIAN AT RANCHO SANTA MARGARITA, LLC
K. HOVNANIAN AT RANDOLPH I, L.L.C.
K. HOVNANIAN AT RAPHO, L.L.C.
K. HOVNANIAN AT READINGTON II, L.L.C.
K. HOVNANIAN AT RED BANK, L.L.C.
K. HOVNANIAN AT RIDGEMONT, L.L.C.
K. HOVNANIAN AT RIVERBEND, LLC
K. HOVNANIAN AT RIVERCREST, LLC
K. HOVNANIAN AT RODERUCK, L.L.C.
K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.
K. HOVNANIAN AT ROWLAND HEIGHTS, LLC
K. HOVNANIAN AT SAGE, L.L.C.
K. HOVNANIAN AT SAN SEVAINE, INC.
K. HOVNANIAN AT SANTA FE SPRINGS, LLC
K. HOVNANIAN AT SANTA NELLA, LLC
K. HOVNANIAN AT SARATOGA, INC.
K. HOVNANIAN AT SAWMILL, INC.
K. HOVNANIAN AT SAYREVILLE, L.L.C.
K. HOVNANIAN AT SHELDON GROVE, LLC
K. HOVNANIAN AT SHREWSBURY, LLC
K. HOVNANIAN AT SCOTCH PLAINS, L.L.C.
K. HOVNANIAN AT SIERRA ESTATES, LLC
K. HOVNANIAN AT SILVER SPRING, L.L.C.
K. HOVNANIAN AT SKYE ISLE, LLC
K. HOVNANIAN AT SMITHVILLE III, L.L.C.
K. HOVNANIAN AT SMITHVILLE, INC
K. HOVNANIAN AT SOMERS POINT, L.L.C.
K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C.
K. HOVNANIAN AT SOUTH BRUNSWICK II, LLC
K. HOVNANIAN AT SPARTA, L.L.C.
K. HOVNANIAN AT SPRINGCO, L.L.C.
K. HOVNANIAN AT STANTON, LLC
K. HOVNANIAN AT STATION SQUARE, L.L.C.
K. HOVNANIAN AT STONE CANYON, INC.
K. HOVNANIAN AT SUNRIDGE PARK, LLC
K. HOVNANIAN AT SUNSETS, LLC
K. HOVNANIAN AT SYCAMORE, INC.
K. HOVNANIAN AT TEANECK, L.L.C.
K. HOVNANIAN AT THE CLIFFS, LLC
K. HOVNANIAN AT THE CROSBY, LLC
K. HOVNANIAN AT THE GABLES, LLC
K. HOVNANIAN AT THE MONARCH, L.L.C.
K. HOVNANIAN AT THE PRESERVE, LLC
K. HOVNANIAN AT THOMPSON RANCH, LLC
K. HOVNANIAN AT THORNBURY, INC.
K. HOVNANIAN AT TRAIL RIDGE, LLC
K. HOVNANIAN AT TRENTON, L.L.C.
K. HOVNANIAN AT TROVATA, INC.

K. HOVNANIAN AT UNION TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C.
K. HOVNANIAN AT UPPER MAKEFIELD I, INC.
K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.
K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.
K. HOVNANIAN AT VAIL RANCH, INC.
K. HOVNANIAN AT VALLE DEL SOL, LLC
K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.
K. HOVNANIAN AT VICTORVILLE, L.L.C.
K. HOVNANIAN AT VINELAND, L.L.C.
K. HOVNANIAN AT VISTA DEL SOL, L.L.C.
K. HOVNANIAN AT WANAQUE, L.L.C.
K. HOVNANIAN AT WARMINSTER, LLC
K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C.
K. HOVNANIAN AT WASHINGTON, L.L.C.
K. HOVNANIAN AT WATERSTONE, LLC
K. HOVNANIAN AT WAYNE IX, L.L.C.
K. HOVNANIAN AT WAYNE, VIII, L.L.C.
K. HOVNANIAN AT WEST BRADFORD, L.L.C.
K. HOVNANIAN AT WEST VIEW ESTATES, L.L.C.
K. HOVNANIAN AT WEST WINDSOR, L.L.C.
K. HOVNANIAN AT WESTSHORE, LLC
K. HOVNANIAN AT WHEELER RANCH, LLC
K. HOVNANIAN AT WILDROSE, INC.
K. HOVNANIAN AT WILDWOOD BAYSIDE, L.L.C.
K. HOVNANIAN AT WILLOW BROOK, L.L.C.
K. HOVNANIAN AT WINCHESTER, LLC
K. HOVNANIAN AT WOODCREEK WEST, LLC
K. HOVNANIAN AT WOODHILL ESTATES, L.L.C.
K. HOVNANIAN AT WOOLWICH I, L.L.C.
K. HOVNANIAN CAMBRIDGE HOMES, L.L.C.
K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.
K. HOVNANIAN CLASSICS CIP, L.L.C.
K. HOVNANIAN CLASSICS, L.L.C.
K. HOVNANIAN COMMUNITIES, INC.
K. HOVNANIAN COMPANIES METRO D.C. NORTH, L.L.C.
K. HOVNANIAN COMPANIES NORTHEAST, INC.
K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.
K. HOVNANIAN COMPANIES OF MARYLAND, INC.
K. HOVNANIAN COMPANIES OF NEW YORK, INC.
K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.
K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.
K. HOVNANIAN COMPANIES OF VIRGINIA, INC.
K. HOVNANIAN COMPANIES, LLC
K. HOVNANIAN CONNECTICUT ACQUISITIONS, L.L.C.
K. HOVNANIAN CONSTRUCTION II, INC
K. HOVNANIAN CONSTRUCTION III, INC
K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.
K. HOVNANIAN CRAFTBUILT HOMES OF SOUTH CAROLINA, L.L.C.
K. HOVNANIAN DELAWARE ACQUISITIONS, L.L.C.
K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.
K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.

K. HOVNANIAN DEVELOPMENTS OF CONNECTICUT, INC.
K. HOVNANIAN DEVELOPMENTS OF D.C., INC.
K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.
K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.
K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.
K. HOVNANIAN DEVELOPMENTS OF INDIANA, INC.
K. HOVNANIAN DEVELOPMENTS OF KENTUCKY, INC.
K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.
K. HOVNANIAN DEVELOPMENTS OF MICHIGAN, INC.
K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.
K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.
K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.
K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.
K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.
K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.
K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.
K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.
K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.
K. HOVNANIAN FIRST HOMES, L.L.C.
K. HOVNANIAN FLORIDA REALTY, L.L.C.
K. HOVNANIAN FOUR SEASONS @ HISTORIC VIRGINIA, LLC
K. HOVNANIAN FOUR SEASONS AT GOLD HILL, LLC
K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, LLC
K. HOVNANIAN GREAT WESTERN HOMES, LLC
K. HOVNANIAN HAMPTONS AT OAK CREEK II, L.L.C.
K. HOVNANIAN HOLDINGS NJ, L.L.C.
K. HOVNANIAN HOMES — DFW, L.L.C.
K. HOVNANIAN HOMES AT CAMERON STATION, LLC
K. HOVNANIAN HOMES AT CAMP SPRINGS, L.L.C.
K. HOVNANIAN HOMES AT FAIRWOOD, L.L.C.
K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.
K. HOVNANIAN HOMES AT GREENWAY FARM PARK TOWNS, L.L.C.
K. HOVNANIAN HOMES AT GREENWAY FARM, L.L.C.
K. HOVNANIAN HOMES AT JONES STATION 1, L.L.C.
K. HOVNANIAN HOMES AT JONES STATION 2, L.L.C.
K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.
K. HOVNANIAN HOMES AT PAYNE STREET, L.L.C.
K. HOVNANIAN HOMES AT RENAISSANCE PLAZA, L.L.C.
K. HOVNANIAN HOMES AT RUSSETT, L.L.C.
K. HOVNANIAN HOMES AT THE HIGHLANDS, LLC
K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.
K. HOVNANIAN HOMES OF D.C., L.L.C.
K. HOVNANIAN HOMES OF DELAWARE, L.L.C.
K. HOVNANIAN HOMES OF GEORGIA, L.L.C.
K. HOVNANIAN HOMES OF HOUSTON, L.L.C.
K. HOVNANIAN HOMES OF INDIANA, L.L.C.
K. HOVNANIAN HOMES OF MARYLAND, L.L.C.
K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.
K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.
K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN HOMES OF SOUTH CAROLINA, LLC
K. HOVNANIAN HOMES OF VIRGINIA, INC.
K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C.
K. HOVNANIAN LIBERTY ON BLUFF CREEK, LLC
K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.
K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.
K. HOVNANIAN NORTHEAST SERVICES, L.L.C.
K. HOVNANIAN OF HOUSTON II, L.L.C.
K. HOVNANIAN OHIO REALTY, L.L.C.
K. HOVNANIAN OSTER HOMES, L.L.C.
K. HOVNANIAN PA REAL ESTATE, INC.
K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C.
K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.
K. HOVNANIAN PROPERTIES OF RED BANK, INC.
K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.
K. HOVNANIAN SOUTH JERSEY ACQUISITIONS, L.L.C.
K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.
K. HOVNANIAN STANDING ENTITY, L.L.C.
K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF KENTUCKY, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF MICHIGAN, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF PENNSYLVANIA, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.
K. HOVNANIAN SUMMIT HOMES, L.L.C.
K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C.
K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C.
K. HOVNANIAN T&C INVESTMENT, L.L.C.
K. HOVNANIAN T&C MANAGEMENT CO., L.L.C.
K. HOVNANIAN TIMBRES AT ELM CREEK, LLC
K. HOVNANIAN VENTURE I, L.L.C.
K. HOVNANIAN WINDWARD HOMES, LLC
K. HOVNANIAN’S FOUR SEASONS AT ASHBURN VILLAGE, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT BAILEY’S GLENN, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT BEAUMONT, LLC
K. HOVNANIAN’S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT DULLES DISCOVERY CONDOMINIUM, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT DULLES DISCOVERY, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT HEMET, LLC
K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT LOS BANOS, LLC
K. HOVNANIAN’S FOUR SEASONS AT MORENO VALLEY, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT NEW KENT VINEYARDS, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT PALM SPRINGS, LLC
K. HOVNANIAN’S FOUR SEASONS AT RENAISSANCE, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK II, LLC
K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT VINT HILL, L.L.C.
K. HOVNANIAN’S FOUR SEASONS, LLC
K. HOVNANIAN’S PARKSIDE AT TOWNGATE, L.L.C.
K. HOVNANIAN’S PRIVATE HOME PORTFOLIO, L.L.C.

KHIP, L.L.C.
LANDARAMA, INC.
M&M AT CHESTERFIELD, LLC
M&M AT CRESCENT COURT, L.L.C.
M&M AT WEST ORANGE, L.L.C.
M&M AT WHEATENA URBAN RENEWAL, L.L.C.
MATZEL & MUMFORD AT EGG HARBOR, L.L.C.
MATZEL & MUMFORD AT SOUTH BOUND BROOK URBAN RENEWAL, L.L.C.
MCNJ, INC.
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF KENTUCKY, L.L.C.
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF MICHIGAN, L.L.C.
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF PENNSYLVANIA, L.L.C.
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF WEST VIRGINIA, L.L.C.
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.
MMIP, L.L.C.
NATOMAS CENTRAL NEIGHBORHOOD HOUSING, L.L.C.
NEW LAND TITLE AGENCY, L.L.C.
PADDOCKS, L.L.C.
PARK TITLE COMPANY, LLC
PINE AYR, LLC
RIDGEMORE UTILITY, L.L.C.
SEABROOK ACCUMULATION CORPORATION
STONEBROOK HOMES, INC.
TERRAPIN REALTY, L.L.C.
THE HIGHLANDS CONDOMINIUMS AT METROSQUARE, L.L.C.
THE MATZEL & MUMFORD ORGANIZATION, INC
THE RESIDENCE AT DULLES PARKWAY CORPORATE CENTER, LLC
THE RESIDENCE AT GREENFIELD CROSSING, L.L.C.
WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.
WASHINGTON HOMES, INC.
WESTMINSTER HOMES OF ALABAMA, L.L.C.
WESTMINSTER HOMES OF MISSISSIPPI, LLC
WESTMINSTER HOMES OF TENNESSEE, INC.
WESTMINSTER HOMES, INC.
WH LAND I, INC.
WH PROPERTIES, INC.
WH/PR LAND COMPANY, L.L.C.
WOODLAND LAKE CONDOMINIUMS AT BOWIE NEW TOWN, L.L.C.

INDEX TO EXHIBITS

Exhibit
Number		Description of Exhibits

1.1	—	Underwriting Agreement (Hovnanian Debt Securities and Warrants to Purchase Hovnanian Debt Securities).(1)
1.2	—	Underwriting Agreement (K. Hovnanian Debt Securities and Warrants to Purchase K. Hovnanian Debt Securities).(1)
1.3	—	Underwriting Agreement (Equity Securities, Depositary Shares and Warrants to Purchase Equity Securities and Depositary Shares).(1)
1.4	—	Underwriting Agreement (Stock Purchase Contracts).(1)
1.5	—	Underwriting Agreement (Stock Purchase Units).(1)
1.6	—	Underwriting Agreement (Units).(1)
4.1	—	Certificate of Incorporation of Hovnanian Enterprises, Inc.(2)
4.2	—	Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc.(3)
4.3	—	Restated By-Laws of Hovnanian Enterprises, Inc.(4).
4.4	—	Specimen Class A Common Stock Certificate.(5)
4.5	—	Specimen Class B Common Stock Certificate.(5)
4.6	—	Certificate of Designations, Powers, Preferences and Rights of the 7.625% Series A Preferred Stock of Hovnanian Enterprises, Inc., dated July 12, 2005.(6)
4.7	—	Certificate of Designations of the Series B Junior Preferred Stock of Hovnanian Enterprises, Inc., dated August 14, 2008.(2)
4.8	—	Rights Agreement, dated as of August 14, 2008, between Hovnanian Enterprises, Inc. and National City Bank, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C.(7)
4.9	—	Form of Hovnanian Debt Securities.(1)
4.10	—	Form of K. Hovnanian Debt Securities (unsecured).(1)
4.11	—	Form of Hovnanian Senior Debt Indenture.(9)
4.12	—	Form of Hovnanian Senior Subordinated Debt Indenture.(9)
4.13	—	Form of Hovnanian Subordinated Debt Indenture.(9)
4.14	—	Indenture, dated as of February 14, 2011, relating to K. Hovnanian Unsecured Senior Debt Securities, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc. and Wilmington Trust Company, as Trustee.(11)
4.15	—	Indenture, dated as of February 9, 2011, relating to K. Hovnanian Senior Subordinated Debt Securities, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc. and Wilmington Trust Company, as Trustee.(11)
4.16	—	Form of K. Hovnanian Subordinated Debt Indenture.(9)
4.17	—	Form of Warrant Agreement for Preferred Stock, Depositary Shares and Common Stock (including Form of Warrant Certificate).(1)
4.18	—	Form of Warrant Agreement for Hovnanian Debt Securities (including form of Warrant Certificate).(1)
4.19	—	Form of Warrant Agreement for K. Hovnanian Debt Securities (including form of Warrant Certificate).(1)
4.20	—	Form of Purchase Contract Agreement (including form of Purchase Contact Unit).(1)
4.21	—	Certificate(s) of Designations with respect to the Preferred Stock.(1)
4.22	—	Form of Deposit Agreement with respect to the Depositary Shares (including the form of depositary receipt to be issued thereunder).(8)
4.23	—	Form of Unit Agreement (including form of Unit).(1)
4.24	—	Form of K. Hovnanian Debt Securities (secured).(10)

Exhibit
Number		Description of Exhibits

4.25	—	Indenture, dated as of October 20, 2009, relating to K. Hovnanian’s 10 5/8% Senior Secured Notes due 2016, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other guarantors named therein and Wilmington Trust Company, as Trustee.(10)
5.1	—	Opinion of Simpson Thacher & Bartlett LLP.*
5.2	—	Opinion of Peter S. Reinhart, Senior Vice-President and General Counsel of Hovnanian and K. Hovnanian.*
12.1	—	Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.*
23.1	—	Consent of Deloitte & Touche LLP.*
23.2	—	Consent of Ernst & Young LLP.*
23.3	—	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
23.4	—	Consent of Peter S. Reinhart, Senior Vice-President and General Counsel of Hovnanian and K. Hovnanian (included in Exhibit 5.2).
24.1	—	Powers of Attorney of the Board of Directors of Hovnanian Enterprises, Inc. (included on signature pages).
24.2	—	Powers of Attorney of the Board of Directors of K. Hovnanian Enterprises, Inc. (included on signature pages).
24.3	—	Powers of Attorney of the Board of Directors of Subsidiary Registrants (included on signature pages).
24.4	—	Powers of Attorney of the Board of Directors of K. HOV IP, Inc. (included on signature pages).
24.5	—	Powers of Attorney of the Board of Directors of K. HOV IP, II, Inc. (included on signature pages).
25.1	—	Statement of Eligibility of Trustee under the Hovnanian Indentures.*
25.2	—	Statement of Eligibility of Trustee under the K. Hovnanian Indentures (unsecured debt securities).*
25.3	—	Statement of Eligibility of Trustee under the K. Hovnanian Indenture filed as Exhibit 4.25 hereto.*

*	Filed herewith

(1)	To be filed, if necessary, by amendment or as an Exhibit to one or more Current Reports on Form 8-K and incorporated by reference herein.

(2)	Incorporated by reference to Exhibits to Quarterly Report of Hovnanian Enterprises, Inc. on Form 10-Q for the quarter ended July 31, 2008 (No. 001-08551).

(3)	Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K filed December 9, 2008 (No. 001-08551).

(4)	Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K, filed December 21, 2009 (No. 001-08551).

(5)	Incorporated by reference to Exhibits to Quarterly Report of Hovnanian Enterprises, Inc. on Form 10-Q for the quarter ended January 31, 2009 (No. 001-08551).

(6)	Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K , filed on July 13, 2005 (No. 001-08551).

(7)	Incorporated by reference to Exhibits to the Registration Statement of Hovnanian Enterprises, Inc. on Form 8-A, filed August 14, 2008 (No. 001-08551).

(8)	Incorporated by reference to Exhibits to Registration Statement of Hovnanian Enterprises, Inc. on Form S-3 (No. 333-125738).

(9)	Incorporated by reference to Exhibits to Registration Statement of Hovnanian Enterprises, Inc. on Form S-3 (No. 333-171349)

(10)	Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K, filed on October 26, 2009 (No. 001-08551).

(11)	Incorporated by reference to Exhibits to Quarterly Report of Hovnanian Enterprises, Inc. on Form 10-Q for the quarter ended January 31, 2011 (No. 001-08551).